EXHIBIT 10.38

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              WAREHOUSING CREDIT, TERM LOAN AND SECURITY AGREEMENT
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                                     BETWEEN

                        COLUMBIA NATIONAL, INCORPORATED,
                             A MARYLAND CORPORATION,
                                   AS BORROWER

                           THE LENDERS PARTY THERETO,

                        RESIDENTIAL FUNDING CORPORATION,
                             A DELAWARE CORPORATION,
                                AS CREDIT AGENT,

                         U.S. BANK NATIONAL ASSOCIATION,
                         A NATIONAL BANKING ASSOCIATION,

                                       AND

                                 ALLFIRST BANK,
                   A MARYLAND STATE CHARTERED COMMERCIAL BANK,
                                  AS CO-AGENTS,

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                         A NATIONAL BANKING ASSOCIATION,
                               AS COLLATERAL AGENT

                             DATED AS OF MAY 3, 2001

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                                TABLE OF CONTENTS
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1.           THE CREDIT ....................................................   1
      1.1.   The Warehousing Commitment ....................................   1
      1.2.   Expiration of Warehousing Commitment ..........................   2
      1.3.   Swingline Facility ............................................   2
      1.4.   Warehousing Notes, Sublimit Notes and Swingline Note ..........   2
      1.5.   The Term Loan Commitment ......................................   3
      1.6.   Expiration of the Term Loan Commitments .......................   3
      1.7.   Term Loan Note ................................................   3
      1.8.   Non-Receipt of funds by the Credit Agent ......................   3
      1.9    Replacement Notes

2.           ELIGIBLE loans and other eligible assets ......................   5
      2.1.   Limitation on Warehousing Advances Against Mortgage Loans .....   5
      2.2.   Limitation on Warehousing Advances And Term Loan Advances
             Against Other Eligible Assets .................................   5
      2.3.   Eligibility as Seller/Servicer of Mortgage Loans ..............   5
      2.4.   Eligible Loans ................................................   6
      2.5.   Other Eligible Assets .........................................   6

3.           PROCEDURES FOR OBTAINING ADVANCES .............................   7
      3.1.   Warehousing Advances ..........................................   7
      3.2.   Wet Settlement Advances .......................................   8
      3.3.   Term Loan Advances ............................................   8
      3.4.   Estimate of Advances ..........................................   8

4.           INTEREST, PRINCIPAL AND FEES ..................................   9
      4.1.   Interest ......................................................   9
      4.2.   Interest Limitation ...........................................  10
      4.3.   Principal Payments ............................................  10
      4.4.   Warehousing Commitment Fees ...................................  13
      4.5.   Agent's Fees ..................................................  13
      4.6.   Term Loan Non-Usage Fees ......................................  13
      4.7.   Miscellaneous Charges .........................................  14
      4.8.   Method of Making Payments .....................................  14
      4.9.   Illegality ....................................................  15
      4.10.  Increased Costs; Capital Requirements .........................  15
      4.11   Withholding Taxes

5.           COLLATERAL ....................................................  18
      5.1.   Grant of Security Interest ....................................  18
      5.2.   Release of Security Interest in Pledged Loans and Pledged
             Securities ....................................................  19
      5.3.   Release of Security Interest in Other Eligible Assets .........  20
      5.4.   Collection and Servicing Rights ...............................  20
      5.5.   Return of Collateral at End of Commitments ....................  21
      5.6.   Delivery of Collateral Documents ..............................  21
      5.7.   Borrower Remains Liable .......................................  21
      5.8.   Further Assurance .............................................  22

6.           CONDITIONS PRECEDENT ..........................................  23
      6.1.   Initial Advance ...............................................  23
      6.2.   Each Advance ..................................................  24

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7.           GENERAL REPRESENTATIONS AND WARRANTIES ........................  26
      7.1.   Place of Business .............................................  26
      7.2.   Organization; Good Standing; Subsidiaries .....................  26
      7.3.   Authorization and Enforceability ..............................  26
      7.4.   Approvals .....................................................  27
      7.5.   Financial Condition ...........................................  27
      7.6.   Litigation ....................................................  27
      7.7.   Compliance with Laws ..........................................  27
      7.8.   Regulation U ..................................................  28
      7.9.   Investment Company Act ........................................  28
      7.10.  Payment of Taxes ..............................................  28
      7.11.  Agreements ....................................................  28
      7.12.  Title to Properties ...........................................  29
      7.13.  ERISA .........................................................  29
      7.14.  No Retiree Benefits ...........................................  29
      7.15.  Assumed Names .................................................  29

8.           AFFIRMATIVE COVENANTS .........................................  30
      8.1.   Payment of Obligations ........................................  30
      8.2.   Financial Statements ..........................................  30
      8.3.   Other Borrower Reports ........................................  30
      8.4.   Maintenance of Existence; Conduct of Business .................  31
      8.5.   Compliance with Applicable Laws ...............................  31
      8.6.   Inspection of Properties and Books; Operational Reviews .......  32
      8.7.   Notice ........................................................  32
      8.8.   Payment of Debt, Taxes and Other Obligations ..................  32
      8.9.   Insurance .....................................................  33
      8.10.  Closing Instructions ..........................................  33
      8.11.  Subordination of Certain Indebtedness .........................  33
      8.12.  Other Loan Obligations ........................................  33
      8.13.  ERISA .........................................................  34
      8.14.  Use of Proceeds of Warehousing Advances .......................  34
      8.15.  Use of Proceeds of Term Loan Advances .........................  34

9.           NEGATIVE COVENANTS ............................................  35
      9.1.   Contingent Liabilities ........................................  35
      9.2.   Limitation on Liens ...........................................  35
      9.3.   Restrictions on Fundamental Changes ...........................  35
      9.4.   Investments ...................................................  36
      9.5.   Loss of Eligibility ...........................................  36
      9.6.   Limitation on Debt ............................................  36
      9.7.   Adjusted Tangible Leverage Ratio ..............................  36
      9.8.   Minimum Book Net Worth ........................................  36
      9.9.   Minimum Adjusted Tangible Net Worth ...........................  37
      9.10.  Liquidity .....................................................  37
      9.11.  Minimum Eligible Servicing Portfolio ..........................  37
      9.12.  Maximum Servicing Delinquencies and Foreclosures ..............  37
      9.13.  Maximum Servicing Foreclosures ................................  37
      9.14.  Distributions to Shareholders .................................  37
      9.15.  Transactions with Affiliates ..................................  37
      9.16.  Recourse Servicing Contracts ..................................  37
      9.17.  Deferral of Subordinated Debt .................................  37
      9.18.  Accounting Changes ............................................  38

10.          SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS .............  39
             CONCERNING COLLATERAL .........................................  39

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      10.1.  Special Representations and Warranties Concerning
             Warehousing Collateral ........................................  39
      10.2.  Special Affirmative Covenants Concerning Warehousing
             Collateral ....................................................  40
      10.3.  Special Negative Covenants Concerning Warehousing
             Collateral ....................................................  41
      10.4.  Special Representations and Warranties Concerning
             Servicing Collateral ..........................................  42

11.          DEFAULTS; REMEDIES ............................................  43
      11.1.  Events of Default .............................................  43
      11.2.  Remedies ......................................................  44
      11.3.  Application of Proceeds .......................................  47
      11.4.  Credit Agent Appointed Attorney-in-Fact .......................  49
      11.5.  Right of Set-Off ..............................................  50
      11.6.  Sharing of Payments ...........................................  50

12.          AGENTS ........................................................  51
      12.1.  Appointment ...................................................  51
      12.2.  Duties of Agents ..............................................  51
      12.3.  Standard of Care ..............................................  51
      12.4.  Delegation of Duties ..........................................  52
      12.5.  Exculpatory Provisions ........................................  52
      12.6.  Reliance by Agent .............................................  52
      12.7.  Non-Reliance on Agents or Other Lenders .......................  53
      12.8.  Agents in Individual Capacity .................................  53
      12.9.  Successor Agent ...............................................  53

13.          MISCELLANEOUS .................................................  55
      13.1.  Notices .......................................................  55
      13.2.  Reimbursement Of Expenses; Indemnity ..........................  55
      13.3.  Indemnification by the Lenders ................................  56
      13.4.  Financial Information .........................................  56
      13.5.  Terms Binding Upon Successors; Survival of
             Representations ...............................................  56
      13.6.  Lenders in Individual Capacity ................................  57
      13.7.  Assignment and Participations .................................  57
      13.8.  Amendments ....................................................  57
      13.9.  Governing Law .................................................  58
      13.10. Relationship of the Parties ...................................  58
      13.11. Severability ..................................................  59
      13.12. Consent to Credit References ..................................  59
      13.13. Counterparts ..................................................  59
      13.14. Entire Agreement ..............................................  59
      13.15. Consent to Jurisdiction .......................................  59
      13.16. Waiver of Jury Trial ..........................................  60

14.          DEFINITIONS ...................................................  61
      14.1.  Defined Terms .................................................  61
      14.2.  Other Definitional Provisions; Terms of Construction ..........  71

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                                    EXHIBITS
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Exhibit A-TL      Term Loan Advance Request

Exhibit A-WC      Working Capital Advance Request

Exhibit B         [INTENTIONALLY OMITTED]

Exhibit C         Schedule of Servicing Portfolio

Exhibit D         Subsidiaries

Exhibit E         Officer's Certificate

Exhibit F         Lines of Credit

Exhibit G         Assumed Names

Exhibit H         Eligible Loans

Exhibit I         Other Eligible Assets

Exhibit J         Commitment Summary Report

Exhibit K         Warehousing Commitment Amounts

Exhibit L         Term Loan Commitment Amounts

Exhibit M         Advance Certificate

Exhibit N         Permitted Liens

Exhibit O         Permitted Debt

Exhibit P         Approved Custodians and Investors

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                        WAREHOUSING CREDIT, TERM LOAN AND
                               SECURITY AGREEMENT
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WAREHOUSING CREDIT, TERM LOAN AND SECURITY AGREEMENT, dated as of May 3, 2001, between COLUMBIA NATIONAL, INCORPORATED, a Maryland corporation ("Borrower"), RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("RFC"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), ALLFIRST BANK, a Maryland state chartered commercial bank ("Allfirst Bank"), FLEET NATIONAL BANK ("Fleet"), NATIONAL CITY BANK OF KENTUCKY ("National City"), CREDIT LYONNAIS NEW YORK BRANCH ("Credit Lyonnais"), COMERICA BANK ("Comerica"), GUARANTY BANK, F.S.B., a federal savings bank ("Guaranty") and COLONIAL BANK, an Alabama banking corporation ("Colonial") (RFC, U.S. Bank, Allfirst Bank, Fleet, National City, Credit Lyonnais, Comerica, Guaranty, Colonial, and any Additional Lender as may from time to time become a party hereto and their respective successors and permitted assigns being referred to individually as a "Lender" and collectively as the "Lenders"), and RFC as credit agent for the Lenders (in such capacity, the "Credit Agent"), and U.S. Bank, as collateral agent for the Credit Agent and the Lenders ("Collateral Agent").

      A.    Borrower has requested certain financing from Lenders.

      B. Lenders have agreed to provide that financing to Borrower subject to the terms and conditions of this Agreement.

      C. The "Closing Date" for the transactions contemplated by this Agreement is May 3, 2001.

NOW, THEREFORE, the parties to this Agreement agree as follows:

1.    THE CREDIT

1.1.  THE WAREHOUSING COMMITMENT

      Effective as of the date of this Agreement, Lenders shall make Warehousing Advances under this Agreement in an amount equal to all outstanding warehousing loans and working capital loans made under the Existing Agreements, and such Advances shall be applied by Credit Agent to repay such outstanding loans. On the terms and subject to the conditions of this Agreement, Lenders agree, severally and not jointly, to make Warehousing Advances to Borrower from the Closing Date to the Business Day immediately preceding the Warehousing Maturity Date, pro rata in accordance with their respective Percentage Shares, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. The total aggregate principal amount of all Warehousing Advances and Swingline Advances outstanding at any one time may not exceed the Warehousing Credit Limit. While a Default or Event of Default exists, Lenders may refuse to make any additional Warehousing Advances to Borrower. All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note and for the performance of all of the Obligations.

1.2.  EXPIRATION OF WAREHOUSING COMMITMENT

      The Warehousing Commitments expire on the earlier of ("Warehousing Maturity Date"): (a) May 2, 2002, as such date may be extended in writing by Lenders, in their sole discretion, on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances will become due and payable, in each case without the necessity of Notice or action by Lenders, and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under
      Section 11.2.

1.3.  SWINGLINE FACILITY

      On the terms and subject to the conditions set forth herein, RFC may, from time to time to, but not including, the Warehousing Maturity Date, make Warehousing Advances requested by Borrower, in an aggregate not to exceed the Swingline Facility Amount, without requesting Warehousing Advances from the Other Lenders. Such Advances ("Swingline Advance") shall be evidenced by the Swingline Note. The Lenders hereby agree to purchase from RFC an undivided participation interest in all outstanding Swingline Advances held by RFC at any time in an amount equal to each Lender's Percentage Share of such Swingline Advances. RFC may at any time in its sole and absolute discretion (and shall no less frequently than weekly and upon the acceleration of the Obligations following an Event of Default) request the Lenders to make Advances in principal amounts equal to their Percentage Shares in the aggregate amount necessary to repay the outstanding Swingline Advances and each Lender absolutely and unconditionally agrees to fund such Warehousing Advances, regardless of any Default or Event of Default or other condition which would otherwise excuse such Lender from funding Warehousing Advances, provided that no Lender shall be required to make Advances to repay Swingline Advances which would cause such Lender's aggregate Warehousing Advances then outstanding to exceed the amount of such Lender's Warehousing Commitment Amount. Each Lender's Warehousing Advances made pursuant to the preceding sentence shall be delivered directly to RFC in immediately available funds at the office of the Credit Agent by 4:00 p.m. on the day of the request therefor by RFC if such request is made on or before 3:00 p.m., or by 9:00 a.m. on the 1st Business Day following such request if such request is made after 3:00 p.m. and shall be promptly applied against the outstanding Swingline Advances. At the time of any request for Warehousing Advances from Lenders pursuant to this Section 1.3, the Credit Agent shall deliver to each Lender a certificate in the form of Exhibit M attached hereto (the "Advance Certificate"), certified by the Credit Agent. For purposes of the limitations set forth in Exhibit H and Exhibit I hereto, Swingline Advances shall be deemed to be Warehousing Advances.

1.4.  WAREHOUSING NOTES, SUBLIMIT NOTES AND SWINGLINE NOTE

      Warehousing Advances, other than Advances made against Other Eligible Assets, made by each Lender are evidenced by Borrower's promissory note, payable to such Lender, in the form prescribed by Credit Agent (each, a "Warehousing Note"). Warehousing Advances made against Other Eligible Assets by each Lender are evidenced by Borrower's promissory note, payable to such Lender, in the form prescribed by Credit Agent (each, a "Sublimit Note"). Swingline Advances made by RFC are evidenced by Borrower's promissory note, payable to RFC, in the form prescribed by the Credit Agent ("Swingline Note"). The terms "Warehousing Notes," "Sublimit Note" and "Swingline Note," as used in this Agreement, include all amendments, restatements, renewals or replacements of the original Warehousing Notes, Sublimit Notes or Swingline Note and all substitutions therefor. All terms and provisions of the Warehousing Notes, Sublimit Notes and Swingline Note are incorporated into this Agreement.

1.5.  THE TERM LOAN COMMITMENT

      Effective as of the date of this Agreement, Lenders shall make Term Loan Advances in an amount equal to all outstanding revolving/term loans made under the Existing Agreements, and such Advances shall be applied by Lender to repay such outstanding loans. On the terms and subject to the conditions of this Agreement, Lenders agree, severally and not jointly, to make Term Loan Advances to Borrower from the Closing Date to the Business Day immediately preceding the Term Loan Commitment Termination Date, pro rata in accordance with their respective Percentage Shares, during which period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement. The total aggregate principal amount outstanding at any one time of all Term Loan Advances may not exceed the Term Loan Credit Limit. While a Default or Event of Default exists, Lenders may refuse to make any additional Term Loan Advances to Borrower. All Term Loan Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Term Loan Note and for the payment and performance of all the Obligations.

1.6.  EXPIRATION OF THE TERM LOAN COMMITMENTS.

      The Term Loan Commitments expire on the earlier of ("Term Loan Commitment Termination Date"): (a) May 2, 2002, as such date may be extended in writing by Lenders, in their sole discretion, on which date the Term Loan Commitments will expire of their own term, without the necessity of Notice or action by Lenders, and (b) the date the Term Loan Commitments are terminated and the Warehousing Advances become due and payable under
      Section 11.2.

1.7.  TERM LOAN NOTE

      Term Loan Advances made by each Lender are evidenced by Borrower's promissory note, payable to such Lender, in the form prescribed by the Credit Agent (each, a "Term Loan Note"). The term "Term Loan Note" as used in this Agreement includes all amendments, restatements, renewals or replacements of the original Term Loan Note and all substitutions for it. All terms and provisions of the Term Loan Note are incorporated into this Agreement.

1.8.  NON-RECEIPT OF FUNDS BY THE CREDIT AGENT.

      If the Credit Agent receives notice from a Lender that such Lender does not intend to make its Percentage Share of any Advances, neither the Credit Agent nor any other Lender shall have any obligation to fund such Lender's Percentage Share. Notwithstanding the foregoing, unless a Lender notifies the Credit Agent by 3:00 p.m. on the date of a proposed Advance that it does not intend to make its Percentage Share of such Advance available to the Credit Agent at such time and on such date, the Credit Agent may assume that such Lender will make such amount available to the Credit Agent to be advanced to the Borrower, and in reliance on such assumption, the Credit Agent may, at its option, make a corresponding amount available to the Borrower.

      1.8(a) If the Credit Agent makes such corresponding amount available to the Borrower and such amount is not made available to the Credit Agent by such Lender by close of business on the date of the Warehousing Advance, such Lender shall pay such amount to the Credit Agent upon demand plus interest to the date of payment at a rate per annum equal to the Federal Funds Rate.

      1.8(b) If a Lender fails to pay as provided herein, the Borrower shall pay such amount to the Credit Agent upon demand plus interest (at the rate applicable to the Borrower for such Warehousing Advance) to the date of repayment.

      1.8(c) Nothing in this Section 1.8 shall relieve any Lender from its obligation to fund its Percentage Share of any Advance, or prejudice any rights the Borrower may have against any Lender as a result of such Lender's failure to make its Percentage Share of any Advance

1.9.  REPLACEMENT NOTES.

      Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note, Borrower will issue, in lieu thereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

                                END OF ARTICLE 1

2.    ELIGIBLE LOANS AND OTHER ELIGIBLE ASSETS

2.1.  LIMITATION ON WAREHOUSING ADVANCES AGAINST MORTGAGE LOANS

      Lenders will make Warehousing Advances upon the request of Borrower, in the manner provided in Article 3, solely for the purpose of funding Eligible Loans and against the pledge of those Eligible Loans (excluding REO Properties) as Collateral. Lenders' obligation to make Warehousing Advances is subject to the limitations set forth in Exhibit H and to the following limitations:

      2.1(a) No Warehousing Advance, other than a Warehousing Advance made to repay outstanding loans under the Existing Agreement, will be made against any Eligible Loan that has been previously sold or pledged to obtain financing (whether or not such financing constitutes
              Debt) under another warehousing financing arrangement or a Gestation Agreement.

      2.1(b) No Warehousing Advance will be made against an Eligible Loan if the Warehousing Advance will exceed the amount applicable to that type of Eligible Loan at the time it is pledged, as set forth in Exhibit H.

      2.1(c) No Warehousing Advance, other than a Warehousing Advance to repay outstanding loans under the Existing Agreement or a Warehousing Advance against a Repurchased Maturing Mortgage Loan, an Impaired Mortgage Loan or a Mortgage Loan that constitutes a modification resulting from an extension of a Mortgage Loan with a final balloon payment or an adjustable interest rate, shall be made against a Mortgage Loan closed more than 90 days before the date of such Warehousing Advance.

2.2. LIMITATION ON WAREHOUSING ADVANCES AND TERM LOAN ADVANCES AGAINST OTHER ELIGIBLE ASSETS

      Lenders will make Warehousing Advances against Other Eligible Assets, other than Servicing Contracts, and Term Loan Advances against Servicing Contracts, upon the request of Borrower, in the manner provided in Article 3, for Borrower's general corporate purposes. Lenders' obligation to make Warehousing Advances and Term Loan Advances against Other Eligible Assets is subject to the limitations set forth in Exhibit I.

2.3.  ELIGIBILITY AS SELLER/SERVICER OF MORTGAGE LOANS

      Borrower is approved and qualified and in good standing as a lender or seller/servicer, as set forth below, and meets all requirements applicable to its status as:

      2.3(a) An FHA-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

      2.3(b) A Ginnie Mae-approved seller/servicer of Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie Mae.

      2.3(c) A lender in good-standing under the VA loan guarantee program eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

      2.3(d) A Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae.

      2.3(e) A Freddie Mac-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

      2.3(f) A RFC-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Loans to be sold to RFC.

2.4.  ELIGIBLE LOANS

      Subject to compliance with the terms, covenants and representations set forth in this Agreement, each of the Mortgage Loans described on Exhibit H is an Eligible Loan for the purposes of this Agreement.

2.5.  OTHER ELIGIBLE ASSETS

      Subject to compliance with the terms, covenants and representations set forth in this Agreement, each of the assets described on Exhibit I is an Other Eligible Asset for purposes of this Agreement.

                                END OF ARTICLE 2

3.    PROCEDURES FOR OBTAINING ADVANCES

3.1.  WAREHOUSING ADVANCES

      3.1(a) To obtain a Warehousing Advance against an Eligible Loan under this Agreement, Borrower must deliver to Collateral Agent, not later than 11:00 a.m. on the Business Day on which Borrower desires the Warehousing Advance against Eligible Loans, the documents provided for in the Collateral Agency Agreement ("Warehousing Advance Request").

      3.1(b) Collateral Agent has a reasonable time to examine Borrower's Warehousing Advance Request and the Collateral Documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Eligible Loan that does not meet the requirements of this Agreement (including, without limitation, the Exhibits hereto), the Collateral Agency Agreement.

      3.1(c) Borrower must hold or cause its custodian to hold, in trust for Credit Agent and Collateral Agent, those original Collateral Documents of which only copies are required to be delivered to Collateral Agent under the Collateral Agency Agreement. Unless a Pledged Loan is being held by an Investor for purchase or has been redeemed from pledge by Borrower, promptly upon request by Collateral Agent (or, if the recorded Collateral Documents have not yet been returned from the recording office, immediately upon receipt by Borrower or its custodian of those recorded Collateral Documents), Borrower must deliver or cause its custodian to deliver to Collateral Agent any or all of the original Collateral Documents.

      3.1(d) If, for the purpose of funding the origination or acquisition of an Eligible Loan against which the Lenders have made Warehousing Advances or RFC has made Swingline Advances in accordance with this Agreement and the Collateral Agency Agreement, the Credit Agent debits the Borrower's Operating Account at the Funding Bank to the extent necessary to cover a wire to the Collateral Agent, and such debit results in an overdraft, the Swingline Lender may make an additional Swingline Advance to fund such overdraft.

      3.1(e) Warehousing Advances against Eligible Loans will be funded in accordance with the Collateral Agency Agreement.

      3.1(f) To obtain a Warehousing Advance against Other Eligible Assets hereunder, Borrower must deliver to the Credit Agent, no later than 8:30 a.m. on the Business Day on which Borrower desires to borrow such Warehousing Advances hereunder, an estimate of the amount of such Warehousing Advances, and no later than 9:30 a.m. on such Business Day, a completed and signed request for Warehousing Advances against Other Eligible Assets ("Working Capital Advance Request") on the then current form approved by the Credit Agent. The current form in use by the Credit Agent is Exhibit A-WC attached hereto. The Credit Agent shall have the right, on not less than 3 Business Days' prior Notice to Borrower, to modify Exhibit A-WC to conform to current legal requirements or lender practices and, as so modified, said Exhibit shall be deemed a part hereof.

      3.1(g) To make Warehousing Advances against Other Eligible Assets hereunder, the Credit Agent shall disburse the amount thereof (i) in the case of Advances made on the Closing Date to refinance loans outstanding under the Existing Agreements, to the agent thereunder, and (ii) in all other cases, into the Operating Account.

3.2.  WET SETTLEMENT ADVANCES

      Collateral Documents not required for a Wet Settlement Advance must be delivered by Borrower to Collateral Agent within 9 calendar days after the date of the Wet Settlement Advance.

3.3.  TERM LOAN ADVANCES

      3.3(a) To obtain a Term Loan Advance hereunder, Borrower must deliver to the Credit Agent, no later than 8:30 a.m. on the Business Day on which Borrower desires to borrow Term Loan Advances hereunder, an estimate of the amount of such Term Loan Advances, and no later than 9:30 a.m. on such Business Day, a completed and signed request for Term Loan Advances ("Term Loan Advance Request") on the then current form approved by the Credit Agent. The current form in use by the Credit Agent is Exhibit A-TL attached hereto. The Credit Agent shall have the right, on not less than 3 Business Days' prior Notice to Borrower, to modify Exhibit A-TL to conform to current legal requirements or lender practices and, as so modified, said Exhibit shall be deemed a part hereof.

      3.3(b) To make Term Loan Advances hereunder, the Credit Agent shall disburse the amount thereof (i) in the case of Term Loan Advances made on the Closing Date to refinance loans outstanding under the Existing Agreements, to the agent thereunder, and (ii) in all other cases, into the Operating Account.

3.4.  ESTIMATE OF ADVANCES

      Borrower will provide to Credit Agent, by the close of business on each Business Day, an estimate of the amount, if any, of Warehousing Advances against Other Eligible Assets and Term Loan Advances Borrower expects to request on the following Business Day.

                                END OF ARTICLE 3

4.    INTEREST, PRINCIPAL AND FEES

4.1.  INTEREST

      4.1(a) Except as provided in Sections 4.1(c), 4.1(e) and 4.1(f), Borrower must pay interest on the unpaid amount of each Warehousing Advance from the date the Warehousing Advance is made until it is paid in full at the Interest Rate specified in Exhibit H or Exhibit I, as applicable.

      4.1(b) Except as provided in Sections 4.1(c), 4.1(e) and 4.1(f), Borrower must pay interest on the unpaid amount of the Term Loan Advance from the date the Term Loan Advance is made until it is paid in full at the Interest Rate specified on Exhibit I.

      4.1(c) Borrower and any Lender may enter into an agreement (the "Balance Funded Agreement") pursuant to which Borrower agrees to maintain Deposit Balances on deposit with such Lender or a Designated Bank in consideration of the funding of all or a portion of such Lender's Advances at a Balance Funded Rate. Borrower may give written notice to any Lender with which it has a Balance Funded Agreement, as and when provided in such Balance Funded Agreement, of Borrower's election to have a portion (the "Balance Funded Portion") of the principal amount of the Lender's Advances bear interest at the Balance Funded Rate during any calendar month. In the event Borrower elects to have all or a portion of any Lender's Advances bear interest at the Balance Funded Rate during any month, such Lender shall notify the Credit Agent no later than 12:00 Noon on the second Business Day of the following month of the estimated amount by which the interest to be paid by Borrower on such Lender's Advances during such month was reduced as a result of the application of such Balance Funded Agreement. If the Deposit Balances maintained by Borrower with such Lender or its Designated Bank during such month are less than the Balance Funded Portion, or if the estimate provided by Lender pursuant to the previous sentence is not accurate, the Lender may charge and separately bill Borrower a deficiency fee (a "Balance Deficiency Fee"), or credit Borrower with any amount by which interest billed exceeded interest actually due, the amount of which shall be set forth in the Balance Funded Agreement between Borrower and such Lender.

      4.1(d) Credit Agent computes interest on the basis of the actual number of days elapsed in a year of 360 days. Interest is payable monthly in arrears, on the first day of each month, commencing with the first month following the Closing Date and on the Maturity Date, as applicable.

      4.1(e) If, for any reason, (1) Borrower repays a Warehousing Advance on the same day that it was made by Credit Agent or (2) Borrower instructs Collateral Agent not to make a previously requested Warehousing Advance after Credit Agent has reserved funds or made other arrangements necessary to enable Credit Agent to fund that Warehousing Advance, Borrower agrees to pay to Credit Agent, for its own account and the account of any Lenders who have provided funds to the Credit Agent, an administrative fee equal to 1 day of interest on that Warehousing Advance at the Interest Rate that would otherwise be applicable under Exhibit H or Exhibit I for the applicable Eligible Loan or Other Eligible Assets type. Administrative fees are due and payable in the same manner as interest is due and payable under this Agreement.

      4.1(f) After an Event of Default occurs and upon Notice to Borrower by Credit Agent, the unpaid amount of each Advance will bear interest at the Default Rate until paid in full.

      4.1(g) The rates of interest provided for in this Agreement will be adjusted as of the effective date of each change in the applicable index. Credit Agent's determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.

4.2.  INTEREST LIMITATION

      Lenders do not intend, by reason of this Agreement, the Notes or any other Loan Document, to receive interest in an amount in excess of that permitted by applicable law. If Lenders receive any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of this Agreement, the Notes or otherwise, Lenders will apply the excess to the unpaid principal balance of the Advances and not to the payment of interest. If all Advances have been paid in full and the Commitments have expired or have been terminated, Lenders will remit any excess to Borrower. This Section controls every other provision of all agreements between Borrower and Lenders and is binding upon and available to any subsequent holder of the Notes.

4.3.  PRINCIPAL PAYMENTS

      4.3(a) Borrower must pay Lenders the outstanding principal amount of all Warehousing Advances on the Warehousing Maturity Date.

      4.3(b) Borrower must pay Lenders the outstanding principal amount of the Term Loan Advances on the Term Loan Maturity Date.

      4.3(c) Borrower may prepay any portion of the Warehousing Advances, Term Loan Advances and Swingline Advances without premium or penalty at any time.

      4.3(d) Borrower must pay to Collateral Agent, for distribution to the Credit Agent for the benefit of the Lenders, without the necessity of prior demand or Notice from Credit Agent or Collateral Agent, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account and the Collateral Agent to charge any account of Borrower (other than any trust or escrow account) with it, for the amount of any outstanding Warehousing Advances or Swingline Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

              (1) One (1) Business Day elapses from the date a Warehousing Advance was made if the Pledged Loan that was to have been funded by that Warehousing Advance is not closed and funded.

              (2) Fifteen (15) calendar days elapse without the return of a Collateral Document delivered by Collateral Agent to Borrower under a Trust Receipt for correction or completion.

              (3) On the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or incorrect information or fraud, or on the date on which Borrower knows, or has reason to know, or receives Notice from Credit Agent, that one or more of the representations and warranties set forth in Article 10 were inaccurate or incomplete in any material respect on any date when made or deemed made.

              (4) On the date the Pledged Loan or a Lien prior to the Pledged Loan is defaulted and remains in default for a period of 30 days or more.

              (5) Upon the sale, other disposition or prepayment of any Pledged Asset, the date that any Pledged Asset is collected by Borrower, or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

      4.3(e) Upon telephonic or facsimile Notice to Borrower by Collateral Agent, Borrower must pay to Collateral Agent, for distribution to the Credit Agent for the benefit of the Lenders, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account and the Collateral Agent to charge any account of Borrower (other than any trust or escrow account) with it, for the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

              (1)   For any Pledged Loan, the Warehouse Period elapses.

              (2) Forty-five (45) days or, in the case of a Bond Program Mortgage Loan, 60 days, elapse from the date a Pledged Loan was delivered to an Investor or Approved Custodian for examination and purchase or for inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of a Pledged Loan as unsatisfactory by an Investor or Approved Custodian.

              (3) Nine (9) calendar days elapse from the date a Wet Settlement Advance was made against a Pledged Loan without receipt by Collateral Agent of all Required Documents relating to the Pledged Loan, or the Required Documents, upon examination by Collateral Agent, do not comply with the requirements of this Agreement or the Collateral Agency Agreement.

              (4) With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Collateral Agent (and at the reasonable discretion of the Credit Agent and the Collateral Agent), are found not to be in compliance with the requirements of this Agreement.

      4.3(f) In addition to the payments required pursuant to Sections 4.3(d) and 4.3(e), if the principal amount of any Pledged Loan or Other Eligible Assets is prepaid in whole or in part while Warehousing Advances or a Swingline Advance are outstanding against the Pledged Loan or Other Eligible Asset, Borrower must pay to Credit Agent, without the necessity or prior demand or Notice from Credit Agent or Collateral Agent, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account for, the amount of the prepayment, to be applied against the Warehousing Advance or Swingline Advance.

      4.3(g) The proceeds of the sale, other disposition or collection of Pledged Assets must be paid directly by the Investor or other Obligor to the Settlement Account. Borrower must give Notice to Collateral Agent (by telephone or electronic mail, and if by telephone, followed promptly by written notice) of the Pledged Assets for which proceeds have been received no later than 11:00 a.m. on the date on which Borrower wants such proceeds applied to the Advances. Upon receipt of Borrower's Notice, Collateral Agent will disburse such proceeds to the Cash Collateral Account and notify the Credit Agent to apply such proceeds to the payment of the Advances related to the Pledged Assets identified by Borrower in its Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Collateral Agent is entitled to rely upon Borrower's affirmation that deposits in the Settlement Account represent payments from Investors or obligors for the purchase or in payment of the Pledged Assets specified by Borrower in its Notice. If the payment from an Investor or obligor for the purchase or in payment of Pledged Assets is less than the outstanding Warehousing Advances against the Pledged Assets identified by Borrower in its Notice, Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account in an amount equal to that deficiency. As long as no Default or Event of Default exists, Credit Agent will return to Borrower any excess payment from an Investor or other Obligor for Pledged Assets unless the Majority Lenders instruct the Credit Agent otherwise. For purposes of this Section 4.3(g), payments made by check into the Settlement Account shall be deemed received when the check has cleared in accordance with the Collateral Agent's usual procedures.

      4.3(h) If at any time the aggregate outstanding principal balance of all Term Loan Advances exceeds the Servicing Collateral Value, Borrower shall prepay the Term Loan Advances in the amount of such excess. If at any time the aggregate outstanding principal balance of all Term Loan Advances and Warehousing Advances made against Other Eligible Assets exceeds 90% of the most recent Appraisal Value of the Servicing Portfolio (adjusted to reflect additions to and deletions from the Eligible Servicing Portfolio since the date of the relevant Appraisal), Borrower shall prepay the following types of Advances, in order, in the amount of such excess:

              (1) Warehousing Advances outstanding against Other Eligible Assets, other than Repurchased Maturing Mortgage Loans;

              (2)   Term Loan Advances; and

              (3) Warehousing Advances outstanding against Repurchased Maturing Mortgage Loans.

      4.3(i) Amounts received by the Credit Agent as proceeds of the sale or other disposition of or payments on Pledged Mortgages, Pledged Securities and Other Eligible Assets and applied to the principal amount of Warehousing Advances, including without limitation, amounts from time to time deposited in the Settlement Account, shall be allocated among the Lenders as follows:

              (1) First, except in the case of proceeds of or payments on Other Eligible Assets, to RFC until the principal amount of the Swingline Advances have been paid in full; and

              (2) Second, pro rata to the Lenders in accordance with their respective Percentage Shares.

              Amounts applied to the Swingline Advances set forth above shall, unless the Warehousing Advances outstanding against such Pledged Mortgages or Pledged Securities were Swingline Advances, shall be deemed to be (i) a repayment of the Warehousing Advances outstanding against such Pledged Mortgages or Pledged Securities and (ii) a refunding of the Swingline Advances repaid as Warehousing Advances made by the Lenders in accordance with
              Section 1.3 hereof.

      4.3(j) Credit Agent reserves the right to revalue any Pledged Loan that is not (i) covered by a Purchase Commitment from Fannie Mae or Freddie Mac, or (ii) to be exchanged for an Agency Security if that Agency Security is covered by a Purchase Commitment. Borrower must pay to Credit Agent, without the necessity of prior demand or Notice from Credit Agent, and Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan to an amount equal to the Advance Rate for the applicable Eligible Loan type multiplied by the Fair Market Value of the Mortgage Loan.

      4.3(k)  The outstanding amount of any Swingline Advance made pursuant to
              Section 3.1(d) shall be payable in full within one (1) Business Day after the date of such Advance.

4.4.  WAREHOUSING COMMITMENT FEES

      Borrower must pay each Lender, through Credit Agent, a fee ("Warehousing Commitment Fee") in the amount of 0.125% per annum of the amount of such Lender's Warehousing Commitment Amount. The Warehousing Commitment Fee is payable quarterly in advance. Credit Agent computes the Warehousing Commitment Fee on the basis of the actual number of days in each Calendar Quarter and a year of 360 days. On the Closing Date, Borrower must pay the prorated portion of the Warehousing Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. After the Closing Date, Borrower must pay the Warehousing Commitment Fee within 10 days after the date of Credit Agent's invoice or account analysis statement. If any Lender increases its Warehousing Commitment Amount, or if an Additional Lender becomes a party hereto, during any Calendar Quarter, Borrower shall pay the Warehousing Commitment Fee on the amount of such increase or the amount of such Additional Lender's Warehousing Commitment Amount from the effective date thereof to the last day of the current Calendar Quarter. If the date set forth in clause (a) of the definition of Warehousing Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrower must pay the prorated portion of the Warehousing Commitment Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrower is not entitled to a reduction in the amount of the Warehousing Commitment Fee if (a) the Warehousing Commitment Amounts are reduced or (b) the Warehousing Commitments are terminated at the request of Borrower or as a result of an Event of Default. If the Warehousing Commitments terminate at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Warehousing Commitment Fee on the Warehousing Commitment Amounts in effect immediately prior to termination, for the period from the first day of the first month following the date of termination to and including the date set forth in clause (a) of the definition of Warehousing Maturity Date. Credit Agent's determination of the Warehousing Commitment Fee for any period is conclusive and binding, absent manifest error.

4.5.  AGENT'S FEES

      Borrower shall pay to Credit Agent and Collateral Agent, for their own accounts, such fees as shall be separately agreed between Borrower and Credit Agent and Borrower and Collateral Agent, respectively.

4.6.  TERM LOAN NON-USAGE FEES

      At the end of each Calendar Quarter during the term of this Agreement, Credit Agent will determine the average usage of the Term Loan Commitment by calculating the arithmetic daily average of the Term Loan Advances outstanding during each month during such Calendar Quarter ("Used Portion"). Credit Agent will then subtract the Used Portion from the arithmetic daily average of the Term Loan Credit Limit outstanding during each such month, and the result, if positive, will be known as the "Unused Portion." Borrower agrees to pay to Credit Agent, for the account of Lenders, a fee ("Non-Usage Fee") in the amount of 0.20% per annum of the Unused Portion during each month during such Calendar Quarter. The Non-Usage Fee is payable quarterly, in arrears. Credit Agent computes the Non-Usage Fee on the basis of the actual number of days in each month and a year of 360 days. Borrower must pay the Non-Usage Fee within 10 days after the date of Credit Agent's invoice or account analysis statement. If the date set forth in clause (a) of the definition of Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrower must pay the prorated portion of the Non-Usage Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrower is not entitled to a reduction in the amount of the Non-Usage Fee if the Term Loan Commitments are terminated at the request of Borrower or as a result of an Event of Default. If the Term Loan Commitments terminate at the request of Borrower or as a result of an Event of Default, Borrower must pay, on the date of termination, a Non-Usage Fee on (i) through the date of such termination, the Unused Portion, and (ii) from and after the date of such termination to and including the date set forth in clause (a) of the definition of Term Loan Commitment Termination Date. Credit Agent's determination of the Non-Usage Fee for any period is conclusive and binding, absent manifest error.

4.7.  MISCELLANEOUS CHARGES

      Borrower must reimburse Credit Agent and the Collateral Agent for all Miscellaneous Charges. Miscellaneous Charges are due when incurred, but will not be considered delinquent if Borrower pays them within 10 days after the date of Credit Agent's or the Collateral Agent's invoice or account analysis statement.

4.8.  METHOD OF MAKING PAYMENTS

      Billing and Payment.

      4.8(a) Credit Agent shall, on or before the 5th Business Day of each month, deliver to Borrower billings for interest due and payable on Advances, the Commitment Fee, the Non-Usage Fee, Miscellaneous Charges payable to it and other fees and charges calculated through the end of the preceding month. On or before the 10th Business Day of each month, Borrower shall pay to the Credit Agent the full amount of interest, fees and charges billed as described above. Collateral Agent shall separately bill Borrower for all fees described in Section 4.5 and Miscellaneous Charges payable to it.

      4.8(b) All payments made on account of the Obligations shall be made by Borrower to the Credit Agent for distribution to the Lenders, except for proceeds of the sale or collection of Collateral securing Warehousing Advances, which will be deposited into the Settlement Account and remitted to the Credit Agent by the Collateral Agent, Balance Deficiency Fees, which shall be made directly to the applicable Lender, and fees and charges payable to the Credit Agent or the Collateral Agent for its own account. All payments made on account of the Obligations shall be made without setoff or counterclaim, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority, and must be received by Credit Agent or (in the case of Collateral Proceeds used to repay Warehousing Advances, fees and charges payable to Collateral Agent) by Collateral Agent by 1:30 p.m. on the day of payment, it being expressly agreed and understood that if a payment is received after 1:30 p.m. by Credit Agent or Collateral Agent such payment will be considered to have been made on the next succeeding Business Day and interest thereon shall be payable by Borrower at the then applicable rate during such extension. No principal payments resulting from the sale of Pledged Mortgages or Pledged Securities shall be deemed to have been received by Collateral Agent until Collateral Agent has also received the Notice required under Section 4.3(g). All payments shall be made in lawful money of the United States of America in immediately available funds transferred via wire to the Settlement Account or the Cash Collateral Account. If any payment required to be made by Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable on Advances so extended at the then applicable rate during such extension.

      4.8(c) All amounts received by Credit Agent on account of the Obligations (except amounts received in respect of fees or expenses payable hereunder to the Credit Agent for its own account or amounts payable to RFC for Swingline Advances) shall be disbursed to the Lenders by wire transfer on the date of receipt if received by Credit Agent by the applicable deadlines for payment thereof as specified in Section 4.8(b) hereof, or if received later, by 12:00 noon on the next succeeding Business Day, without any interest payable by Credit Agent thereon.

      4.8(d) Without limiting any other right that Credit Agent, Collateral Agent or any Lender may have under applicable law or otherwise, while a Default or Event of Default exists, Borrower authorizes Credit Agent to cause the Funding Bank to charge Borrower's Operating Account, and to cause Collateral Agent to charge any account of Borrower (other than any trust or escrow account) with it, for any Obligations due and owing, without the necessity of prior demand or Notice from Credit Agent.

4.9.  ILLEGALITY

      In the event that any Lender shall have determined (which determination shall be conclusive and binding absent manifest error) at any time that the introduction of, or any change in, any applicable law, rule, regulation, order or decree or in the interpretation or the administration thereof by any Person charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive (whether or not having the force of law) of any such Person, shall make it unlawful or impossible for such Lender to charge interest at the Balance Funded Rate based on Borrower's Eligible Balances as contemplated by this Agreement, then such Lender shall forthwith give Notice thereof to Credit Agent and Borrower describing such illegality in reasonable detail. Upon the giving of such Notice, the obligation of such Lender to charge interest at the Balance Funded Rate based on Borrower's Eligible Balances shall be immediately suspended for the duration of such illegality and with respect to Advances bearing interest at the Balance Funded Rate, each such Advance of such Lender shall bear interest at the applicable Interest Rate described in Exhibit H or Exhibit I, as applicable. If and when such illegality ceases to exist, such Lender shall notify Credit Agent and Borrower thereof and such suspension shall cease.

4.10. INCREASED COSTS; CAPITAL REQUIREMENTS

      In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

      4.10(a) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of such Lender by the jurisdiction in which such Lender's principal office is located);

      4.10(b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, such Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

      and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, Borrower shall promptly pay any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by such Lender with respect to this Agreement or Advances made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify Borrower through Credit Agent of the event by reason of which it has become so entitled and Borrower shall pay such amount within 15 days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through Credit Agent, to Borrower shall be conclusive in the absence of manifest error.

4.11. WITHHOLDING TAXES

      4.11(a)(1) Any and all payments by Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed on it by any jurisdiction (excluding, in the case of each Lender and Credit Agent, (y)franchise taxes imposed on or measured by its income by the jurisdiction under the laws of which such Lender or Credit Agent, as the case may be, is organized or any political subdivision thereof, and,
                 (z)if such Lender or Credit Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form, taxes imposed on it by reason of any failure of such Lender or Credit Agent to deliver to the Credit Agent or the Borrower, from time to time as required by the Credit Agent or Borrower, such Form, completed in a manner reasonably satisfactory to Credit Agent or the Borrower) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or Credit Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or Credit Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

      (2) Borrower will indemnify each Lender and the Credit Agent for the full amount of Taxes(including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this
                 Section 4.11) paid by such Lender or Credit Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender or Credit Agent (as the case may be) makes written demand therefor.

      (3) Within 30 days after the date of any payment of taxes , Borrower will furnish to Credit Agent the original or a certified copy of a receipt evidencing payment thereof.

      (4) Prior to the Closing Date, in the case of each Lender which is an original signatory hereto, and on the date of the assignment pursuant to which it becomes a Lender, in the case of each other Lender, and from time to time thereafter if requested by Borrower or Credit Agent, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide Credit Agent and Borrower with an Internal Revenue Service Form W-8BEN or W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made to such Lender hereunder and under the Notes. Unless Borrower and Credit Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower or Credit Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

      (5) Any Lender claiming any additional amounts payable pursuant to this Section 4.11 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office to a jurisdiction in which such Lender already has a lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

      (6) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.11 shall survive the payment in full of principal and interest hereunder and under the Notes.

      4.11(b) If Borrower becomes obligated to pay additional amounts described in Section 4.11(a) as a result of any condition described in such Section and payment of such amount is demanded by any Lender, then unless a Default or an Event of Default shall have occurred and be continuing or such Lender has theretofore taken steps that will promptly remove or cure the conditions creating the cause for such obligation to pay such additional amounts, or has revoked such election, as the case may be, Borrower may, on 10 Business Days' prior written Notice to Credit Agent, who shall promptly send a copy of such notice to each Lender, cause such Lender to (and such Lender shall, upon payment in full of all amounts outstanding in respect of such Lender's Loans, including accrued interest thereon, and all other amounts due and payable to such Lender hereunder) assign pursuant to Section 13.7 all of its rights and obligations under this Agreement to a Lender or other Person selected by Borrower and reasonably acceptable to Credit Agent.

                                END OF ARTICLE 4

5.    COLLATERAL

5.1.  GRANT OF SECURITY INTEREST

      As security for the payment of the Notes and for the performance of all of Borrower's Obligations, Borrower grants a security interest to Credit Agent, for the benefit of the Lenders, in all of Borrower's right, title and interest in and to the following described property ("Collateral"):

      5.1(a) All amounts advanced by Collateral Agent to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

      5.1(b) All Mortgage Loans, including all Mortgage Notes and Mortgages evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Collateral Agent, Credit Agent or any Lender (including delivery to a third party on behalf of Collateral Agent or Credit Agent), come into the possession, custody or control of Collateral Agent, Credit Agent or any Lender for the purpose of pledge, or in respect of which Advances have been made under this Agreement, including all Mortgage Loans in respect of which Wet Settlement Advances have been made (collectively, "Pledged Loans").

      5.1(c) All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or are delivered or caused to be delivered to Collateral Agent, Credit Agent or any Lender, or are otherwise in the possession of Collateral Agent, Credit Agent or any Lender, or its agent, bailee or custodian as assignee, or pledged to Credit Agent, or for such purpose are registered by book-entry in the name of Collateral Agent or Credit Agent (including delivery to or registration in the name of a third party on behalf of Collateral Agent or Credit Agent) under this Agreement or in respect of which an Advance has been made (collectively, "Pledged Securities").

      5.1(d) All private mortgage insurance and all commitments issued by the VA or FHA to insure or guarantee any Mortgage Loans included in the Pledged Loans; all Purchase Commitments held by Borrower covering Pledged Loans or Pledged Securities or proposed permanent Pledged Loans, and all proceeds from the sale of Pledged Loans or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to Borrower whether as compensation or reimbursement, accounts or general intangibles of whatsoever kind relating to Pledged Loans, Pledged Securities, VA commitments, FHA commitments and the Purchase Commitments, and all other documents or instruments relating to Pledged Loans and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans.

      5.1(e) All Servicing Contracts now owned or created or acquired by Borrower after the date of this Agreement that do not, by their terms, prohibit the creation of a Lien thereon in favor of Lender (collectively, "Pledged Servicing Contracts").

      5.1(f) All rights of Borrower to receive payments under or by virtue of the Servicing Contracts owned by Borrower, whether as servicing fees, servicing income, damages, amounts payable upon the cancellation or termination of those Servicing Contracts, interest on the foregoing, or otherwise.

      5.1(g) All agreements under which any Servicing Contract owned by Borrower was acquired or is sold by Borrower (including the acquisition or sale of a Person that owns the Servicing Contract), and all documents executed or delivered in connection with that acquisition or sale (collectively, "Pledged Servicing Acquisition/Disposition Agreements").

      5.1(h) All accounts and general intangibles owned by Borrower ("Receivables") for the payment of money against (1) FHA or a private mortgage insurer under an FHA or private insurer's mortgage insurance policy insuring payment of, or any other Person under any other agreement (including a Servicing Contract) relating to, all or part of a defaulted Mortgage Loan (A) repurchased by Borrower from an investor or out of a pool of Mortgage Loans serviced by Borrower or (B) being serviced by Borrower, (2) obligors and their accounts, Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under a Servicing Contract covering, or out of the proceeds of any sale of or foreclosure sale in respect of, any Mortgage Loan (A) repurchased by Borrower out of a pool of Mortgage Loans serviced by Borrower or (B) being serviced by Borrower, in either case, for the reimbursement of real estate taxes or assessments, or casualty or liability insurance premiums, paid by Borrower in connection with Mortgage Loans and (3) obligors and their accounts, or Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under or in respect of any Mortgage Loans serviced by Borrower for repayment of advances made by Borrower to cover shortages in principal and interest payments.

      5.1(i) All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the Collateral.

      5.1(j) All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Credit Agent, Collateral Agent, the Funding Bank or any agent, bailee or custodian of Credit Agent or Collateral Agent or designated on the books and records of Borrower as assigned and pledged to Credit Agent, including all cash deposited in the Cash Collateral Account and the Settlement Account.

      5.1(k) All Hedging Arrangements related to the Collateral ("Pledged Hedging Arrangements") and Borrower's accounts in which those Hedging Arrangements are held ("Pledged Hedging Accounts"), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Credit Agent's security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts is limited to benefits, including rights to payment, related to the Collateral.

      5.1(l) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

5.2.  RELEASE OF SECURITY INTEREST IN PLEDGED LOANS AND PLEDGED SECURITIES

      5.2(a) Except as provided in Section 5.2 (b), Pledged Loans will be released from Credit Agent's security interest only against payment to Collateral Agent of the Release Amount in connection with those Pledged Loans. If Pledged Loans are transferred to a pool custodian or an investor for inclusion in a Mortgage Pool and Credit Agent's security interest in the Pledged Loans included in the Mortgage Pool is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security. Credit Agent's security interest continues in the Pledged Loans backing that Pledged Security and Collateral Agent is entitled to possession of the Pledged Security in the manner provided in this Agreement.

      5.2(b) If Pledged Loans are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Credit Agent's security interest in the Pledged Loans included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Collateral Agent (including delivery to or registration in the name of a third party on behalf of Collateral Agent), and that Agency Security is a Pledged Security. Credit Agent's security interest in that Pledged Security will be released only against payment to Collateral Agent of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

      5.2(c) If no Default or Event of Default occurs, Borrower may redeem a Pledged Loan or Pledged Security from Credit Agent's security interest by notifying Collateral Agent of its intention to redeem the Pledged Loan or Pledged Security from pledge and either (1) paying, or causing an Investor to pay, to Collateral Agent, for application to prepayment on the principal balance of the Warehousing Note, the Release Amount in connection with the Pledged Loan or the Pledged Loans backing that Pledged Security, or (2) delivering substitute Collateral that, in addition to being acceptable to Credit Agent in its sole discretion will, when included with the remaining Collateral, result in a Fair Market Value of all Eligible Loans held by Collateral Agent that is at least equal to the aggregate outstanding Warehousing Advances (other than Warehousing Advances against Other Eligible Assets).

      5.2(d) After a Default or Event of Default occurs, Credit Agent may, with no liability to Borrower or any Person, continue to release its security interest in any Pledged Loan or Pledged Security against payment of the Release Amount in connection with that Pledged Loan or the Pledged Loans backing that Pledged Security.

      5.2(e) The amount ("Release Amount") to be paid by Borrower to obtain the release of Credit Agent's security interest in a Pledged Loan will be (a) the payment required in any bailee letter pursuant to which the Collateral Agent ships a Pledged Loan to an Investor or Approved Custodian, and (b) otherwise, until an Event of Default occurs, the principal amount of the Warehousing Advances outstanding against the Pledged Loan, and while an Event of Default exists, the amount paid to Credit Agent or the Collateral Agent in a commercially reasonable disposition of that Pledged Loan.

5.3.  RELEASE OF SECURITY INTEREST IN OTHER ELIGIBLE ASSETS

      Assets other than Pledged Loans, Pledged Securities and related Collateral will be released from Lender's security interest in connection with any sale thereof permitted pursuant to this Agreement, provided that any prepayment of Advances required in connection with or a result of such sale under Section 4.3, including Section 4.3(f), 4.3(g) and 4.3(h), is made prior to, or at the time of, such sale.

5.4.  COLLECTION AND SERVICING RIGHTS

      If no Event of Default exists, Borrower may service and receive and collect directly all sums payable to Borrower in respect of the Collateral other than proceeds of any Purchase Commitment, amounts paid on any Receivables (other than Servicing Contracts) or proceeds of the sale of any Collateral.

      After an Event of Default, Credit Agent or its designee are entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case (1) Credit Agent or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Credit Agent has no obligation to do so, (2) Borrower must, if Credit Agent requests it to do so, hold in trust for the benefit of Credit Agent and immediately pay to Credit Agent at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Credit Agent as to the source of such funds and (3) all amounts so received and collected by Credit Agent will be held by it as part of the Collateral.

5.5.  RETURN OF COLLATERAL AT END OF COMMITMENTS

      If (a) the Commitments have expired or been terminated, and (b) no Advances, interest or other Obligations are outstanding and unpaid, Credit Agent will release its security interest and Collateral Agent will deliver all Collateral in its possession to Borrower at Borrower's expense. Borrower's acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Collateral Agent is discharged from any liability or responsibility for that Collateral.

5.6.  DELIVERY OF COLLATERAL DOCUMENTS

      5.6(a) Collateral Agent may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

      5.6(b) If no Default or Event of Default exists, upon delivery by Borrower to Collateral Agent of shipping instructions pursuant to the Collateral Agency Agreement, Collateral Agent will transmit Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Collateral Agent's possession, to the applicable Investor, Approved Custodian or other party acceptable to Collateral Agent in its sole discretion.

      5.6(c) If a Default or Event of Default exists, Collateral Agent may, without liability to Borrower or any other Person, continue to transmit Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Collateral Agent's possession, to the applicable Investor, Approved Custodian or other party acceptable to Credit Agent in its sole discretion.

      5.6(d) Upon receipt of Notice from Borrower under Section 4.3 (g), and payment of the Release Amount with respect to a Pledged Loan identified by Borrower, Collateral Agent will, at Borrower's request, release to Borrower any Collateral Documents relating to the redeemed Pledged Loan or the Pledged Loans backing a Pledged Security that Collateral Agent has in its possession and that have not been delivered to an Investor or Approved Custodian; provided, that Collateral Agent shall, if requested by an Investor or Approved Custodian or consistent with past practices, provide the Collateral Documents for any Pledged Loan purchased to such Investor, and the Collateral Documents for any Pledged Loan backing Mortgage-backed Securities to the Approved Custodian.

5.7.  BORROWER REMAINS LIABLE

      Anything herein to the contrary notwithstanding, Borrower shall remain liable under each item of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof and any other agreement giving rise thereto, and in accordance with and pursuant to the terms and provisions thereof.

      Whether or not the Credit Agent or Collateral Agent has exercised any rights in any of the Collateral, neither the Credit Agent, the Collateral Agent nor any Lender shall have any obligation or liability under any of the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Credit Agent or Collateral Agent of any payment relating thereto, nor shall the Credit Agent, the Collateral Agent, nor any Lender be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any of the Collateral (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Collateral (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.8.  FURTHER ASSURANCE

      Borrower agrees to execute such financing statements and to take whatever other actions are requested by Credit Agent (including, without limitation, amending this Agreement to take account of the adoption of Revised Article 9 of the Uniform Commercial Code) to perfect and continue Credit Agent's security interest in the Collateral, and authorizes Credit Agent to file financing statements (including financing statements containing a broader description of the Collateral than the description set forth herein). Borrower will execute and cooperate with Credit Agent in obtaining from third parties Control Agreements in form satisfactory to Lender with respect to collateral consisting of investment property, deposit accounts, letter-of-credit rights, and electronic chattel paper.

                                END OF ARTICLE 5

6.    CONDITIONS PRECEDENT

6.1.  INITIAL ADVANCE

      The obligation of Credit Agent to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of Credit Agent, of the following conditions precedent:

      6.1(a) Credit Agent must receive the following, all of which must be satisfactory in form and content to Credit Agent, in its sole discretion:

              (1) The Notes, this Agreement and the Collateral Agency Agreement, duly executed by Borrower.

              (2) Borrower's articles of incorporation, together with all amendments, as certified by the Secretary of State of Maryland, and Borrower's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of Borrower and certificates of good standing dated within 30 days of the date of this Agreement.

              (3) A resolution of the board of directors of Borrower authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each Advance Request and all other agreements, instruments or documents to be delivered by Borrower under this Agreement.

              (4) A certificate as to the incumbency and authenticity of the signatures of the officers of Borrower executing this Agreement and the other Loan Documents, and of the officers and employees of Borrower delivering each Advance Request and all other agreements, instruments or documents to be delivered under this Agreement (Credit Agent and Collateral Agent being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent and Collateral Agent).

              (5) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by Borrower in the conduct of its business.

              (6) Fiscal year-end financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 2000, and related statements of income, cash flows and changes in stockholders' equity for the period ended on such date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and audited by independent certified public accountants of recognized standing acceptable to Credit Agent.

              (7) Interim financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) containing a balance sheet as of February 28, 2001, related statements of income, cash flows and changes in stockholders' equity for the period ended on such date prepared in accordance with GAAP applied on a basis consistent with Borrower's most recent audited financial statements.

              (8) A favorable written opinion of counsel to Borrower, addressed to Lenders and dated as of the date of this Agreement, covering such matters as Credit Agent may reasonably request.

              (9) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Credit Agent or as permitted under this Agreement.

              (10) Copies of the certificates, documents or other written instruments that evidence Borrower's eligibility described in Section 2.3, all in form and substance satisfactory to Credit Agent.

              (11) Copies of Borrower's errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by Borrower as of the date of this Agreement with the related provisions of Section 8.9.

              (12) Executed financing statements in recordable form covering the Collateral and ready for filing in all jurisdictions required by Credit Agent.

              (13) Receipt by Credit Agent of any fees due on the date of this Agreement.

              (14) A copy of acknowledgment agreements from each of Fannie Mae and Freddie Mac in form and substance satisfactory to Credit Agent acknowledging the validity of Credit Agent's security interest in the portions of the Collateral that constitute Fannie Mae and Freddie Mac Servicing Contracts.

              (15)  An executed Funding Bank Agreement.

      6.1(b) If Borrower is indebted to any of its directors, officers, shareholders or Affiliates, as of the date of this Agreement, which indebtedness has a term of more than 1 year or is in excess of $100,000, the Person to whom Borrower is indebted must have executed a Subordination of Debt Agreement, on the form prescribed by Credit Agent; and Credit Agent must have received an executed copy of that Subordination of Debt Agreement, certified by the corporate secretary of Borrower to be true and complete and in full force and effect as of the date of the Advance.

      6.1(c) Evidence satisfactory to Credit Agent that, upon disbursement of the Advances to be made on the Closing Date to repay loans outstanding under the Existing Agreements, such loans shall be repaid in full, the commitments thereunder shall be terminated and the security interests granted in connection therewith shall be released.

6.2.  EACH ADVANCE

      The obligation of Lenders to make the initial and each subsequent Advance is subject to the satisfaction, in the sole discretion of Lenders, as of the date of each Advance, of the following additional conditions precedent:

      6.2(a) Borrower must have delivered to Credit Agent or the Collateral Agent, as applicable, the Advance Request and Collateral Documents called for under, and must have satisfied the procedures set forth in, Article 3 and the Collateral Agency Agreement. All items delivered to Credit Agent or the Collateral Agent must be satisfactory to Credit Agent or the Collateral Agent in form and content, and Credit Agent or the Collateral Agent may reject any item that does not satisfy the requirements of this Agreement, the Collateral Agency Agreement or the related Purchase Commitment.

      6.2(b) Credit Agent must have received evidence satisfactory to them as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of Credit Agent in the Collateral under the Uniform Commercial Code or other applicable law.

      6.2(c)  The representations and warranties of Borrower contained in
              Section 2.3, Article 7, Article 10 and (in the case of Warehousing Advances) the Collateral Agency Agreement must be accurate and complete in all material respects as if made on and as of the date of each Advance.

      6.2(d) Borrower must have performed all agreements to be performed by it under this Agreement (in the case of Warehousing Advances) the Collateral Agency Agreement, and after giving effect to the requested Advance, there will exist no Default or Event of Default under this Agreement.

      Delivery of an Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Advance.

                                END OF ARTICLE 6

7.    GENERAL REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Credit Agent, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

7.1.  PLACE OF BUSINESS

      Borrower's chief executive office and principal place of business is 7142 Columbia Gateway Drive, Columbia, Maryland 21045-6050.

7.2.  ORGANIZATION; GOOD STANDING; SUBSIDIARIES

      Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has the full legal power and authority to own its property and to carry on its business as currently conducted. Each Subsidiary of Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the full legal power and authority to own its property and conduct its business as currently conducted. Borrower and each Subsidiary of Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on Borrower's or the Subsidiary's business, operations, assets or financial condition as a whole. For the purposes of this Agreement, good standing includes qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which Borrower transacts business. Borrower has no Subsidiaries except as set forth on Exhibit D, which sets forth with respect to each Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of its capital stock by Borrower.

7.3.  AUTHORIZATION AND ENFORCEABILITY

      Borrower has the power and authority to execute, deliver and perform this Agreement, the Notes and other Loan Documents to which Borrower is party and to make the borrowings under this Agreement. The execution, delivery and performance by Borrower of this Agreement, the Notes and the other Loan Documents to which Borrower is party and the making of the borrowings under this Agreement and the Notes, have been duly and validly authorized by all necessary corporate action on the part of Borrower (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law, of any judgments binding upon Borrower, or of the articles of incorporation or by-laws of Borrower, conflict with or result in a breach of or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower other than the Lien on the Collateral granted under this Agreement, or result in or require the acceleration of any indebtedness of Borrower under any agreement, instrument or indenture to which Borrower is a party or by which Borrower or its property may be bound or affected. This Agreement, the Notes and the other Loan Documents constitute the legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

7.4.  APPROVALS

      The execution and delivery of this Agreement, the Notes and the other Loan Documents, the performance of Borrower's obligations under this Agreement, the Notes and the other Loan Documents and the validity and enforceability of this Agreement, the Notes and the other Loan Documents do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those which have been obtained and remain in full force and effect.

7.5.  FINANCIAL CONDITION

      The balance sheet of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) as of each Statement Date, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal period ended on each Statement Date, previously furnished to Credit Agent, fairly present the financial condition of Borrower (and, if applicable, Borrower's Subsidiaries) as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date. Borrower had, on each Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Borrower except as previously disclosed to Credit Agent in writing. Those financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of Borrower (and, if applicable, Borrower's Subsidiaries), nor is Borrower aware of any state of facts that (with or without notice or lapse of time or both) would or could result in any such material adverse change.

7.6.  LITIGATION

      There are no actions, claims, suits or proceedings pending or, to Borrower's knowledge, threatened or reasonably anticipated against or affecting Borrower or any Subsidiary of Borrower in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.

7.7.  COMPLIANCE WITH LAWS

      Neither Borrower nor any Subsidiary of Borrower is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in Borrower's business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.

7.8.  REGULATION U

      Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

7.9.  INVESTMENT COMPANY ACT

      Borrower is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

7.10. PAYMENT OF TAXES

      Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local income, excise, property and other tax returns that are required to be filed with respect to the operations of Borrower and its Subsidiaries, all such returns are true and correct and Borrower and each of its Subsidiaries has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate. The amounts reserved as a liability for income and other taxes payable in the financial statements described in Section 7.5 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Borrower and its Subsidiaries accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior to those financial statements and for which Borrower and its Subsidiaries may be liable in its own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted against Borrower, any Subsidiary of Borrower or any property of Borrower or any Subsidiary of Borrower with respect to any taxes, fees or charges.

7.11. AGREEMENTS

      Neither Borrower nor any Subsidiary of Borrower is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 7.5. Neither Borrower nor any Subsidiary of Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could result in a material adverse change in Borrower's business, operations, properties or financial condition as a whole. No holder of any indebtedness of Borrower or of any of its Subsidiaries has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of Borrower or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or of any of its Subsidiaries or any of its properties is pending, or to the knowledge of Borrower, threatened.

7.12. TITLE TO PROPERTIES

      Borrower and each Subsidiary of Borrower has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 7.5, except for those properties and assets that Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the conduct of Borrower's or the Subsidiary's business. All of Borrower's properties and assets are free and clear of all Liens except as disclosed in Borrower's financial statements.

7.13. ERISA

      Each Plan is in compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply would not result in a material loss to Borrower or any ERISA Affiliate. All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied. No Plan is a defined-benefit pension plan subject to Title IV of ERISA, and there is no Multiemployer Plan.

7.14. NO RETIREE BENEFITS

      Except as required under Section 4980B of the Internal Revenue Code,
      Section 601 of ERISA or applicable state law, neither Borrower nor, if applicable, any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

7.15. ASSUMED NAMES

      Borrower does not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Exhibit G. Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. Borrower's use of the assumed names set forth on Exhibit G does not conflict with any other Person's legal rights to any such name, nor otherwise give rise to any liability by Borrower to any other Person.

                                END OF ARTICLE 7

8.    AFFIRMATIVE COVENANTS

      As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

8.1.  PAYMENT OF OBLIGATIONS

      Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Notes, in accordance with their terms.

8.2.  FINANCIAL STATEMENTS

      Deliver to Credit Agent:

      8.2(a) As soon as available and in any event within 30 days after the end of each month, interim statements of income, cash flows and changes in stockholders' equity of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of that month, and the related balance sheet as at the end of the immediately preceding month, all in reasonable detail, subject, however, to year-end audit adjustments.

      8.2(b) As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, fiscal year-end statements of income, cash flows and changes in stockholders' equity of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) for that year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance satisfactory to Credit Agent and prepared by independent certified public accountants of recognized standing acceptable to Credit Agent, (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to Borrower or its board of directors and (3) a letter from those accountants confirming that they have performed their audit in full and complete compliance with Statement on Auditing Standards No. 82, "Consideration of Fraud in a Financial Statement Audit," and any amendments to that Statement or any successor standards or interpretations.

      8.2(c) Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit E.

      8.2(d) Copies of all regular or periodic financial and other reports that Borrower files with the Securities and Exchange Commission or any successor governmental agency or other entity.

8.3.  OTHER BORROWER REPORTS

      Deliver to Credit Agent:

      8.3(a) As soon as available and in any event within 45 days after the end of each Calendar Quarter, a consolidated report ("Servicing Portfolio Report") as of the end of the month, as to all Mortgage Loans the servicing rights to which are owned by Borrower (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Portfolio Report must indicate which Mortgage Loans

              (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by Borrower.

      8.3(b) As soon as available and in any event not later than the last day of each month, a consolidated report (the "Delinquency Report") as of the end of the immediately preceding month detailing, as to all Mortgage Loans the servicing rights to which are owned by Borrower (specified by investor, type, recourse and non-recourse) regardless of whether such Mortgage Loans are Pledged Mortgages, which report shall indicate Loans which (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, respectively, (3) are more than 360 days past due, (4) are the subject of pending bankruptcy or foreclosure proceedings, or (5) have been converted (through foreclosure or other proceedings in lieu thereof) by Borrower into real estate owned by Borrower. Such report will include an estimate of the net liquidation proceeds on any Pledged Loans covered by clause (3), (4) or (5) above or which are 90 days or more past due. The Delinquency Report must segregate the information relating to the Pledged Mortgage Loans from other information.

      8.3(c) As soon as available and in any event within 45 days after the end of each Calendar Quarter, and at any other time at the request of Credit Agent, an Appraisal of the Eligible Servicing Portfolio.

      8.3(d) As soon as available and in any event within 30 days after the end of each month, a consolidated loan production report as of the end of that month, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that month and for the fiscal year-to-date, specified by property type and loan type.

      8.3(e) Other reports in respect of Pledged Loans and Pledged Securities, in such detail and at such times as Credit Agent in its discretion may reasonably request.

      8.3(f) With reasonable promptness, such further information regarding the business, operations, properties or financial condition of Borrower as Credit Agent, or any Lender, through the Credit Agent, may reasonably request, including copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac.

8.4.  MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS

      Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under Section 2.3; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Borrower's eligibility as lender, seller/servicer and issuer described under Section 2.3; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

8.5.  COMPLIANCE WITH APPLICABLE LAWS

      Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could result in a material adverse change in Borrower's business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

8.6.  INSPECTION OF PROPERTIES AND BOOKS; OPERATIONAL REVIEWS

      8.6(a) Permit Credit Agent, any Lender or any Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of Borrower and its Subsidiaries with Borrower's officers, agents and employees, and to examine and make copies or extracts of Borrower's and its Subsidiaries' books of account, all at such reasonable times as Credit Agent, any Lender or any Participant may request.

      8.6(b) Provide its accountants with a copy of this Agreement promptly after the execution of this Agreement and must authorize and instruct them to answer candidly all questions that the officers of Credit Agent, any Lender or any Participant or any authorized representatives of Credit Agent, any Lender or any Participant may address to them in reference to the financial condition or affairs of Borrower and its Subsidiaries. Borrower may have its representatives in attendance at any meetings held between the officers or other representatives of Credit Agent, any Lender or any Participant and Borrower's accountants under this authorization.

      8.6(c) Permit Credit Agent, any Lender or any Participant (and their authorized representatives) access to Borrower's premises and records for the purpose of conducting a review of Borrower's general mortgage business methods, policies and procedures, auditing its loan files, and reviewing the financial and operational aspects of Borrower's business.

8.7.  NOTICE

      Give prompt Notice to Credit Agent of (a) any action, suit or proceeding instituted by or against Borrower or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $500,000, or any such proceedings threatened against Borrower or any of its Subsidiaries in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against Borrower, any of its Subsidiaries or any of their respective assets; (c) an Event of Default; (d) a Default that continues for more than 4 days;
      (e) the suspension, revocation or termination of Borrower's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 2.3; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, and the reason for that transfer, loss, nonrenewal or termination, if the aggregate principal amount of Mortgage Loans serviced pursuant to affected Servicing Contracts exceeds 2.5% of the Eligible Servicing Portfolio as of the date of the most recent Appraisal; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower proposes to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrower or any of its Subsidiaries.

8.8.  PAYMENT OF DEBT, TAXES AND OTHER OBLIGATIONS

      Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets. Borrower and its Subsidiaries are not required, however, to pay any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower or its Subsidiaries have obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

8.9.  INSURANCE

      Maintain errors and omissions insurance or mortgage impairment insurance, and blanket bond coverage, with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer and issuer described under Section 2.3, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Credit Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location. Within 30 days after Notice from Credit Agent, obtain such additional insurance as Credit Agent may reasonably require, all at the sole expense of Borrower. Copies of such policies must be furnished to Credit Agent without charge upon request of Credit Agent.

8.10. CLOSING INSTRUCTIONS

      Indemnify and hold the Credit Agent, the Collateral Agent and the Lenders harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or approved attorney to comply with Borrower's disbursement or instruction letter relating to any Mortgage Loan. Collateral Agent has the right to pre-approve Borrower's disbursement or instruction letter to the title insurance company, agent or approved attorney in any case in which Borrower intends to obtain Warehousing Advances against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement. In any event, Borrower's disbursement or instruction letter must include the following language:

              "Residential Funding Corporation has a security interest in any amounts advanced by it to fund this mortgage loan and in the mortgage loan funded with those amounts. You must promptly return any amounts advanced by U.S. Bank National Association, as Collateral Agent for Residential Funding Corporation, and not used to fund this mortgage loan. You also must immediately return all amounts advanced by U.S. Bank National Association if this mortgage loan does not close and fund within 24 hours of your receipt of those funds."

8.11. SUBORDINATION OF CERTAIN INDEBTEDNESS

      Cause any indebtedness of Borrower to any shareholder, director, officer or Affiliate of Borrower, which indebtedness has a term of more than 1 year or is in excess of $100,000, to be subordinated to the Obligations by the execution and delivery to Credit Agent of a Subordination of Debt Agreement, on the form prescribed by Credit Agent, certified by the corporate secretary of Borrower to be true and complete and in full force and effect.

8.12. OTHER LOAN OBLIGATIONS

      Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject, and promptly notify Credit Agent in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Borrower must give Credit Agent at least 30 days Notice before entering into any additional lines of credit or agreements.

8.13. ERISA

      Maintain (and, if applicable, will cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not permit any ERISA Affiliate to, (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

8.14. USE OF PROCEEDS OF WAREHOUSING ADVANCES

      Use the proceeds of each Warehousing Advance solely for the purpose of (a) in the case of Warehousing Advances made on the Closing Date, in the amount of warehousing loans and working capital loans under the Existing Agreement, to repay such loans and (b) otherwise, (i) in the case of Warehousing Advances against Eligible Loans, funding Eligible Loans and against the pledge of those Eligible Loans as Collateral, (ii) in the case of Warehousing Advances against REO Properties, repaying the outstanding Warehousing Advance against an Impaired Mortgage Loan, and (iii) in all other cases, financing general working capital needs of Borrower.

8.15. USE OF PROCEEDS OF TERM LOAN ADVANCES

      Use the proceeds of each Term Loan Advance solely for the purpose of (a) in the case of Term Loan Advances made on the Closing Date in the amount of revolving/term loans outstanding under the Existing Agreements, to repay such loans, and (b) otherwise, funding Servicing Acquisitions and financing general working capital needs of Borrower.

                                END OF ARTICLE 8

9.    NEGATIVE COVENANTS

      As long as the Commitments are outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Credit Agent:

9.1.  CONTINGENT LIABILITIES

      Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person, or permit any Subsidiary to do any of the foregoing, except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for obligations arising in connection with the sale of Mortgage Loans without credit recourse (but subject to recourse for breaches of normal representations, warranties and other provisions) in the ordinary course of Borrower's business.

9.2.  LIMITATION ON LIENS.

      Create, incur, assume or permit to exist any Lien with respect to any property now owned or hereafter acquired by Borrower or any Subsidiary, or any income or profits therefrom, except (a) the security interests granted to the Credit Agent, for the benefit of the Lenders, under the Loan Documents; (b) Liens described on Exhibit N; (c) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of Borrower or any Subsidiary; (d) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (e) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in title thereto which do not materially impair their use in operation of its business; (f) Liens on equipment to secure Debt incurred to finance the acquisition of such Equipment, including, without limitations, capitalized leases, (g) Liens incurred in connection with Gestation Agreements with respect to the property described in the definition of such term, and (h) Liens arising under Investment Line Agreements on the securities purchased thereunder.

9.3.  RESTRICTIONS ON FUNDAMENTAL CHANGES

      9.3(a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person.

      9.3(b) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

      9.3(c) Cease actively to engage in the business of originating, acquiring or servicing Mortgage Loans or make any other material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement.

      9.3(d) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales of (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Servicing Contracts.

      9.3(e) Acquire by purchase or in any other transaction all or substantially all of the business or property of, or stock or other ownership interests of, any Person.

      9.3(f)  Change its name or jurisdiction of incorporation or formation.

      9.3(g) Permit any Subsidiary of Borrower to do or take any of the foregoing actions.

9.4.  INVESTMENTS

      Make or own, or permit any Subsidiary to make or own, any Investment, except Investments in (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group, a Division of McGraw Hill, Inc., or Moody's Investors Service, Inc., (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group, a Division of McGraw, Hill, Inc., or Moody's Investors Service, Inc., (d) Mortgage Loans and Mortgage-backed Securities originated or acquired in the ordinary course of business, (e) certificates of deposits or bankers acceptances issued by any Lender or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, or by United States offices of foreign banks having the highest rating obtainable from a nationally recognized rating agency, or by any commercial bank or savings association to the extent the full amount thereof is insured by the Federal Deposit Insurance Corporation, in each case maturing within one year from the date of acquisition thereof;
      (f) investments in mutual funds that invest substantially all of their assets in investments of the types described in subsections (a), (b), (c) and (e) of this Section 9.18, (g) Investments made pursuant to Hedging Arrangements, (h) Investments in businesses related to mortgage banking not otherwise permitted by this Section 9.18 in an aggregate amount not to exceed $1,500,000, and (i) Investments existing as of the Closing Date in the capital stock of Subsidiaries, as described on Exhibit D hereto.

9.5.  LOSS OF ELIGIBILITY

      Take any action that would cause Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under
      Section 2.3.

9.6.  LIMITATION ON DEBT.

      Incur or permit to remain outstanding any Debt other than (a) Debt incurred under this Agreement, (b) Debt described on Exhibit O hereto, (c) Debt incurred to finance the acquisition by Borrower or a Subsidiary of equipment used in the ordinary course of its business, (d) Debt incurred under Gestation Agreements and Investment Line Agreements, and (e) current liabilities, not overdue unless contested in good faith, incurred by Borrower or any Subsidiary otherwise than for borrowed money.

9.7.  ADJUSTED TANGIBLE LEVERAGE RATIO

      Permit Borrower's Adjusted Tangible Leverage Ratio at any time to exceed 10 to 1.

9.8.  MINIMUM BOOK NET WORTH

      Permit Borrower's Book Net Worth at any time to be less than $25,000,000, plus 75% of positive net income of Borrower after December 31, 2000.

9.9.  MINIMUM ADJUSTED TANGIBLE NET WORTH

      Permit Borrower's Adjusted Tangible Net Worth at any time to be less than $50,000,000, plus 75% of Borrower's positive net income from and after December 31, 2000.

9.10. LIQUIDITY

      Permit the sum of Borrower's Cash and Cash equivalents and the amount available to be drawn under the Term Loan Commitments (after giving effect to all of the limitations set forth in this Agreement, including Exhibit
      I), to be less than $3,000,000.

9.11. MINIMUM ELIGIBLE SERVICING PORTFOLIO

      Permit Borrower's outstanding Eligible Servicing Portfolio at any time to be less than $6,500,000,000.

9.12. MAXIMUM SERVICING DELINQUENCIES AND FORECLOSURES

      Permit Borrower's Servicing Delinquencies and Foreclosures, at any time to be greater than 6% of the Eligible Servicing Portfolio; for purposes of such calculation, Bond Program Mortgage Loans shall be excluded.

9.13. MAXIMUM SERVICING FORECLOSURES

      Permit Borrower's Servicing Foreclosures at any time to be greater than 2% of the Eligible Servicing Portfolio; for purposes of such calculation, Bond Program Mortgage Loans shall be excluded.

9.14. DISTRIBUTIONS TO SHAREHOLDERS

      For any fiscal year, declare or pay any dividends or otherwise declare or make any distribution to Borrower's shareholders (including any purchase or redemption of stock).

9.15. TRANSACTIONS WITH AFFILIATES

      Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrower's Affiliates, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates,
      (c) merge or consolidate with or purchase or acquire assets from those Affiliates, or (d) pay management fees to or on behalf of those Affiliates.

9.16. RECOURSE SERVICING CONTRACTS

      Acquire or enter into, or permit any Subsidiary to acquire or enter into, Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans (but subject to recourse for breaches of normal representations, warranties and other provisions).

9.17. DEFERRAL OF SUBORDINATED DEBT

      Pay any Subordinated Debt of Borrower in advance of its stated maturity or, after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any

      Subordinated Debt of Borrower until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

9.18. ACCOUNTING CHANGES

      Make, or permit any Subsidiary of Borrower to make, any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary of Borrower.

                                END OF ARTICLE 9

10.   SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

10.1. SPECIAL REPRESENTATIONS AND WARRANTIES CONCERNING WAREHOUSING COLLATERAL

      Borrower represents and warrants to Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

      10.1(a) Borrower has not selected the Collateral in a manner so as to affect adversely Lenders' interests.

      10.1(b) Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans and the Pledged Securities. All Pledged Loans, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Credit Agent, subject to no other Liens.

      10.1(c) Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

      10.1(d) Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note and
              (4) has not been modified, amended or any requirements of which waived, except in a writing that is part of the Collateral Documents. No party to any Mortgage Loan or related document is in violation of any applicable law, rule or regulation if the violation would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

      10.1(e) Each Pledged Loan is secured by a Mortgage on real property located in one of the states of the United States or the District of Columbia.

      10.1(f) Except for open-ended Second Mortgage Loans, each Mortgage Loan has been fully advanced in the face amount of its Mortgage Note.

      10.1(g) Each First Mortgage is a first Lien on the premises described in that Mortgage and each Second Mortgage Loan is secured by a second Lien on the premises described in that Mortgage. Each Pledged Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

      10.1(h) Each Mortgage Loan has been evaluated or appraised in accordance with Title XI of FIRREA.

      10.1(i) The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of Borrower, (2) an "instrument" within the meaning of Section 9-105 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

      10.1(j) No default has existed for 30 days or more under any Mortgage Loan included in the Pledged Loans, other than an Impaired Mortgage Loan.

      10.1(k) No party to a Mortgage Loan or any related document is in violation of any applicable law, rule or regulation that would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

      10.1(l) All fire and casualty policies covering the premises encumbered by each Mortgage included in the Pledged Loans (1) name and will continue to name Borrower and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broadest form of extended coverage insurance available.

      10.1(m) Pledged Loans secured by premises located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

      10.1(n) Each Pledged Loan against which a Warehousing Advance is made on the basis of a Purchase Commitment meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

      10.1(o) Pledged Loans that are intended to be exchanged for Agency
              Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

      10.1(p) Pledged Loans that are intended to be used in the formation of Mortgage-backed Securities (other than Agency Securities) comply with the requirements of the issuer of the Mortgage-backed Securities (or its sponsor) and of the Rating Agencies.

      10.1(q) The original assignments of Mortgage and of UCC financing statements delivered to Credit Agent for each Pledged Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

      10.1(r) Each Pledged Loan secured by real property to which a Manufactured
              Home is affixed will create a valid Lien on that Manufactured Home that will have priority over any other Lien on the Manufactured Home, whether or not arising under applicable real property law.

10.2. SPECIAL AFFIRMATIVE COVENANTS CONCERNING WAREHOUSING COLLATERAL

      As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must:

      10.2(a) Warrant and defend the right, title and interest of Lenders in and to the Collateral against the claims and demands of all Persons.

      10.2(b) Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable HUD, Fannie Mae and Freddie Mac requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them. Hold all escrow funds collected in respect of Pledged Loans and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

      10.2(c) Execute and deliver to Credit Agent such Uniform Commercial Code financing statements with respect to the Collateral as Credit Agent may request, and those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as required by Credit Agent, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Credit Agent under this Agreement.

      10.2(d) Notify Collateral Agent within 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool, or Pledged Security.

      10.2(e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments. Deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.

      10.2(f) Maintain, at its principal office or in a regional office approved by Credit Agent, or in the office of a computer service bureau engaged by Borrower and approved by Credit Agent and, upon request, make available to Credit Agent or Collateral Agent the originals, or copies in any case where the originals have been delivered to Collateral Agent or to an Investor, of the Mortgage Notes and Mortgages included in Pledged Loans, Mortgage-backed Securities included in Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

      10.2(g) On or before May 31, 2001, enter into an agreement among Borrower, Lender and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by Borrower to Fannie Mae to the Settlement Account.

10.3. SPECIAL NEGATIVE COVENANTS CONCERNING WAREHOUSING COLLATERAL

      As long as the Commitments are outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Credit Agent:

      10.3(a) Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities.

      10.3(b) Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement) any of the Collateral or any interest in any of the Collateral.

      10.3(c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

10.4. SPECIAL REPRESENTATIONS AND WARRANTIES CONCERNING SERVICING COLLATERAL

      Exhibit C is a true and complete list of Borrower's Servicing Portfolio as of the date of this Agreement. Borrower hereby represents and warrants to Credit Agent, as of the date of this Agreement and as of the date of each Term Loan Advance Request and the making of each Term Loan Advance, that:

      10.4(a) Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens in favor of Credit Agent), of the Servicing Contracts included in the Servicing Portfolio, and the Servicing Contracts pledged under this Agreement have been and will continue to be validly pledged or assigned to Credit Agent, subject to no other Liens.

      10.4(b) Borrower has, and will continue to have, the full right, power and authority to pledge the Servicing Contracts pledged and to be pledged by it under this Agreement.

      10.4(c) Except as otherwise disclosed to Credit Agent, all of the servicing rights under the Servicing Contracts included in the Servicing Portfolio constitute direct servicing rights.

      10.4(d) Each Servicing Contract included in the Servicing Portfolio is in full force and effect and is legal, valid and enforceable in accordance with its terms, and no default or event that, with notice or lapse of time or both, would become a default, exists under any Servicing Contract.

      10.4(e) Each right to the payment of money under the Servicing Contracts included in the Servicing Portfolio is genuine and enforceable in accordance with its terms against the parties obligated to pay the same, which terms have not been modified or waived in any respect or to any extent.

      10.4(f) The amount represented by Borrower to Credit Agent as owing by an obligor under each Mortgage Loan being serviced under a Servicing Contract included in the Servicing Portfolio is the correct amount actually owing by that obligor.

      10.4(g) To the best of Borrower's knowledge, no obligor has any defense, set off, claim or counterclaim against Borrower that can be asserted against Credit Agent, whether in any proceeding to enforce Credit Agent's rights in the related Mortgage Loan or otherwise.

      10.4(h) Borrower has not sold, assigned or otherwise transferred any rights associated with the Mortgage Loans being serviced under the Servicing Contracts included in the Servicing Portfolio.

      10.4(i) No consent of any obligor or any other Person is required for the grant of the security interest provided in this Agreement by Borrower in any of the Collateral or any computer software being utilized by Borrower pursuant to license, lease or otherwise, other than consents that have been obtained, nor will any consent need to be obtained upon the occurrence of an Event of Default for Credit Agent to exercise its rights with respect to any of the Collateral.

                                END OF ARTICLE 10


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

11.   DEFAULTS; REMEDIES

11.1. EVENTS OF DEFAULT

      The occurrence of any of the following is an event of default ("Event of Default"):

      11.1(a) Borrower fails to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Advance within 12 days after the date of Credit Agent's invoice or account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Lenders; or

      11.1(b) Borrower or any of its Subsidiaries fails to pay, or defaults in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breaches or defaults with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrower or its Subsidiaries in the aggregate amount of $50,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

      11.1(c) Borrower fails to perform or comply with any term or condition applicable to it contained in Sections 8.4, 8.14, 8.15, 10.2 and
              10.3 or in any Section of Article 9; or

      11.1(d) Any representation or warranty made or deemed made by Borrower under this Agreement, other than in Section 10.1, in any other Loan Document or in any written statement or certificate at any time given by Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made; or

      11.1(e) Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 11.1 (a), 11.1 (c) or 11.1 (d) and such default has not been remedied or waived within 30 days after the earliest of (1) receipt by Borrower of Notice from Credit Agent of that default, (2) receipt by Credit Agent of Notice from Borrower of that default or (3) the date Borrower should have notified Credit Agent of that default under Section 8.7(c) or 8.7(d); or

      11.1(f) A case (whether voluntary or involuntary) is filed by or against Parent, Borrower or any Subsidiary of Borrower under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, Borrower or any Subsidiary of Borrower, or over all or a substantial part of their respective properties or assets; or Parent, Borrower or any Subsidiary of Borrower (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent, Borrower or any Subsidiary of Borrower, or over all or a substantial part of their respective properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due; or

      11.1(g) Borrower fails to perform any contractual obligation to repurchase
              Mortgage Loans, if such obligations in the aggregate exceed $1,000,000; or

      11.1(h) Any money judgment, writ or warrant of attachment or similar process involving in an amount in excess of $500,000 is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or 5 days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process; or

      11.1(i) Any order, judgment or decree decreeing the dissolution of Borrower is entered and remains undischarged or unstayed for a period of 20 days; or

      11.1(j) Borrower purports to disavow the Obligations or contests the validity or enforceability of any Loan Document; or

      11.1(k) Credit Agent's security interest on any portion of the Collateral becomes unenforceable or otherwise impaired and, if Credit Agent agrees in writing to the grace period, all Advances made against any of that Collateral are not paid in full within 10 days after the date the unenforceability or impairment begins; or

      11.1(l) A material adverse change occurs in Borrower's financial condition, business, properties, operations or prospects, or in Borrower's ability to repay the Obligations; or

      11.1(m) Any Lien for any taxes, assessments or other governmental charges
              (1) is filed against Borrower or any of its property, or is otherwise enforced against Borrower or any of its property, or (2) obtains priority that is equal or greater than the priority of Credit Agent's security interest in any of the Collateral; or

      11.1(n) Parent ceases to own, directly, all of the capital stock of Borrower, or Merrill Lynch Capital Partners, Inc. and its Affiliates cease to own, directly or indirectly, 51% of each class of the capital stock of Parent; or

      11.1(o) David J. Gallitano ceases to be the chief executive officer of Borrower.

11.2. REMEDIES

      11.2(a)If a Lender shall have knowledge of a Default or an Event of Default, it shall forthwith give Notice thereof to the Credit Agent. If the Credit Agent shall have knowledge of a Default or an Event of Default, it shall forthwith give Notice thereof to each Lender and to Borrower. The Credit Agent shall not be deemed to have knowledge or Notice of the occurrence of a Default or an Event of Default unless the Credit Agent has received Notice from a Lender or Borrower. No Lender shall be deemed to have knowledge or Notice of the occurrence of a Default or an Event of Default unless such Lender has received Notice from the Credit Agent or Borrower.

      11.2(b) If an Event of Default described in Section 11.1 (f) occurs with respect to Borrower, the Commitments will automatically terminate and the unpaid principal amount of and accrued interest on the Notes and all other Obligations will automatically become due and payable, without presentment, demand or other requirements of any kind, all of which Borrower expressly waives.

      11.2(c) If any other Event of Default occurs, Majority Lenders may, by Notice to Borrower, terminate the Commitments and declare the Obligations to be immediately due and payable.

      11.2(d) If any Event of Default occurs, Credit Agent, on behalf of the Lenders, may, and at the direction of the Majority Lenders shall (subject to Section 12.3(c)), also take any of the following actions:

              (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

              (2) Notify all obligors under any of the Collateral that the Collateral has been assigned to Credit Agent , on behalf of Lenders (or to another Person designated by Credit Agent) and that all payments on that Collateral are to be made directly to Credit Agent (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Credit Agent; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

              (3) Act, or contract with a third party to act at Borrower's expense, as servicer or subservicer of Collateral requiring servicing and perform all obligations required under any Servicing Contracts and Purchase Commitments.

              (4) Require Borrower to assemble and make available to Credit Agent the Collateral and all related books and records at a place designated by Credit Agent.

              (5) Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrower's data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Credit Agent deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

              (6) Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Credit Agent deems appropriate.

              (7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on the terms and in the manner as Credit Agent may determine, including sale under any applicable Purchase Commitment. Borrower waives any right it may have to prior notice of the sale of all or any portion of the collateral to the extent allowed by applicable law. If notice is required under applicable law, Credit Agent will give Borrower not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Borrower agrees that 10 days' notice is reasonable notice. Credit Agent may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be may be retained by Credit Agent until the purchaser pays the selling price or takes possession of the Collateral. Credit Agent has no liability to Borrower if a purchaser fails to pay for or take possession of the

                    Collateral sold on those terms, and in the case of any such failure, Credit Agent may sell the Collateral again upon notice complying with this Section.

              (8) Instead of or in conjunction with exercising the power of sale authorized by Section 11.2 (d)(7), Credit Agent may proceed by suit at law or in equity to collect all amounts due upon the Collateral, or to foreclose Credit Agent's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

              (9)   Proceed against Borrower on the Notes.

              (10) Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 11.3.

      11.2(e) Credit Agent shall follow the instructions of the Majority Lenders in exercising or not exercising its rights under this Section 11.2, but (i) the Credit Agent shall have no obligation to take or not to take any action which it believes may expose it to any liability, and (ii) the Credit Agent may, but shall be under no obligation to, await instructions from the Majority Lenders before exercising or not exercising its rights under this Section 11.2.

      11.2(f) Credit Agent or any Lender will incur no liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Borrower waives (to the extent permitted by law) any claims it may have against Credit Agent and each other Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Credit Agent might have obtained at a public sale, or was less than the aggregate amount of the outstanding Advances, plus accrued and unpaid interest on the Advances, and unpaid fees, even if Credit Agent accepts the first offer received and does not offer the Collateral to more than one offeree. Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

      11.2(g) Borrower acknowledges that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Credit Agent may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

      11.2(h) Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Credit Agent to (1) proceed against any Person,
              (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or (3) pursue any other remedy within its power. Credit Agent is not be required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage included in the Collateral or to preserve Borrower's rights against other prior parties.

      11.2(i) Credit Agent may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Credit Agent or any Lender in exercising any right, power or remedy conferred by this

              Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Credit Agent until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Notes.

      11.2(j) No failure or delay on the part of Credit Agent to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Credit Agent or any Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Credit Agent or any Lender, or Credit Agent's exercise of any other right, power or remedy. Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

      11.2(k) Credit Agent is hereby granted a license or other right to use, without charge, Borrower's computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all other agreements related to the foregoing inure to Lenders' benefit until the Obligations are paid in full.

11.3. APPLICATION OF PROCEEDS

      The proceeds of any sale, disposition or other enforcement of the Credit Agent's security interest in all or any part of the Collateral shall be applied by the Credit Agent as follows:

      11.3(a) In the case of the proceeds of Other Eligible Assets (excluding
              Servicing Contracts) and related collateral:

              First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Credit Agent's and Collateral Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Credit Agent and Collateral Agent in connection therewith;

              Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

              Third, to the Lenders holding Warehousing Advances against Other Eligible Assets, pro rata in accordance with the amount of accrued interest, or accrued Balance Deficiency Fees, owed to each of them in respect to such Warehousing Advances, until such interest and fees are paid in full;

              Fourth, to the Lenders holding Warehousing Advances against Other Eligible Assets, pro rata in accordance with their respective Percentage Shares, until the principal amounts of all such Warehousing Advances outstanding are paid in full;

              Fifth, to the Lenders, for application to the Obligations owed to each of them in respect of other Warehousing Advances and Term Loan Advances, as set forth in clauses Fifth and Sixth of Section 11.3(b) and clauses Third and Fourth of Section 11.3(c); and

              Sixth, to the remaining Obligations; and

              Finally, to the payment to Borrower, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      11.3(b) In the case of the proceeds of Eligible Loans and related
              Collateral:

              First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Credit Agent's and Collateral Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Credit Agent and Collateral Agent in connection therewith;

              Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

              Third, to RFC, in an amount equal to the amount of accrued interest or Balance Deficiency Fees owed to RFC in respect of Swingline Advances, until paid in full;

              Fourth, to RFC until the principal amount of all Swingline Advances outstanding are paid in full;

              Fifth, to the Lenders holding Warehousing Advances against Eligible Loans, pro rata in accordance with the amount of accrued interest, or accrued Balance Deficiency Fees, owed to each of them in respect to Warehousing Advances, until such interest and fees are paid in full;

              Sixth, to the Lenders holding Warehousing Advances against Eligible Loans, pro rata in accordance with their respective Percentage Shares, until the principal amounts of all Warehousing Advances outstanding are paid in full;

              Seventh, to the Lenders holding Warehousing Advances, pro rata in accordance with their respective Percentage Shares, until all fees and other Obligations accrued by or due each Lender, the Credit Agent and the Collateral Agent are paid in full;

              Eighth, to the Lenders, for application to the Obligations owed to each of them in respect of other Warehousing Advances and Term Loan Advances, as set forth in clauses Third and Fourth of Section 11.3(a) and clauses Third and Fourth of Section 11.3(c); and

              Ninth, to the remaining Obligations; and

              Finally, to the payment to Borrower, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      11.3(c) In the case of the proceeds of the Servicing Contracts:

              First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Credit Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Credit Agent in connection therewith;

              Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

              Third, to the Lenders holding Term Loan Advances, pro rata in accordance with the amount of accrued interest, or accrued Balance Deficiency Fees, owed to each of them in respect of Term Loan Advances until such interest and fees are paid in full;

              Fourth, to the Lenders holding Term Loan Advances, pro rata in accordance with their respective Percentage Shares, until the principal amount of all Term Loan Advances outstanding are paid in full;

              Fifth, to the Lenders holding Term Loan Advances, pro rata in accordance with their respective Percentage Shares, until all fees and other Obligations accrued by or due each Lender, the Credit Agent and the Collateral Agent are paid in full;

              Sixth, to the Lenders, for application to the Obligations owed to each of them in respect of Warehousing Advances outstanding against Other Eligible Assets, as set forth in clauses Third and Fourth of Section 8.3(a) hereof;

              Seventh, to the Lenders, for application to the Obligations owed to each of them in respect of Swingline Advances and Warehousing Advances outstanding against Eligible Loans, as set forth in clauses Third, Fourth, Fifth, Sixth and Seventh of Section 8.3(b) hereof; and

              Eighth, to the remaining Obligations; and

              Finally, to the payment to Borrower, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      11.3(d) If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations, Borrower shall remain liable for any deficiency.

11.4. CREDIT AGENT AND COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

      Borrower appoints each of Credit Agent and Collateral Agent its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Notes and the other Loan Documents and taking any action and executing any instruments that Credit Agent or Collateral Agent deems necessary or advisable to accomplish that purpose. Borrower's appointment of Credit Agent and Collateral Agent as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Credit Agent or Collateral Agent may give notice of Credit Agent's Lien on the Collateral to any Person, either in the name of Borrower or in its own name, endorse all Pledged Loans or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.

11.5. RIGHT OF SET-OFF

      Without limiting any other right that Credit Agent, Collateral Agent or any Lender may have under applicable law or otherwise, if Borrower defaults in the payment of any Obligation or in the performance of any of its duties under the Loan Documents, each Lender may, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any and all property of Borrower held at any time by such Lender, or any indebtedness at any time owed by such Lender to or for the account of Borrower, against the Obligations, whether or not those Obligations have matured.

11.6. SHARING OF PAYMENTS

      If upon the occurrence of an Event of Default and acceleration of the Obligations, if any Lender shall hold or receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such payment to be shared ratably with each of them; provided, that if such payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest thereon unless the purchasing Lender is required to pay interest on such amounts to the Person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the purchasing Lender is required to pay. If any Lender receives a payment from the Borrower not in respect of the Obligations, but relating to another relationship of such Lender and the Borrower, such Lender may apply the payment first to the indebtedness arising out of the other relationship and then against the Obligations as provided for above.

                                END OF ARTICLE 11

12.   AGENTS

12.1. APPOINTMENT

      Each Lender hereby irrevocably designates and appoints the Credit Agent and the Collateral Agent as the agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes the Credit Agent and the Collateral Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Credit Agent and the Collateral Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. The Credit Agent and the Collateral Agent each hereby accepts such appointment and agrees to act in accordance with this Agreement.

12.2. DUTIES OF AGENTS

      The provisions of the Loan Documents set forth the exclusive duties of the Credit Agent and the Collateral Agent and no implied duties or obligations shall be read into the Loan Documents against the Credit Agent or the Collateral Agent. The Credit Agent and the Collateral Agent shall not be bound in any way by any agreement or contract other than the Loan Documents and any other agreement to which it is a party. The Credit Agent and the Collateral Agent shall each act as an independent contractor in performing its obligations as Credit Agent or Collateral Agent under the Loan Documents and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Credit Agent, the Collateral Agent, Borrower or the Lenders.

12.3. STANDARD OF CARE

      The Credit Agent and the Collateral Agent each shall act in accordance with customary standards for those engaged as credit agents or collateral agents of commercial transactions in similar capacities.

      12.3(a) Neither the Credit Agent nor the Collateral Agent shall be required to ascertain or inquire as to the performance or observance of any of the conditions or agreements to be performed or observed by any other party, except as specifically provided in the Loan Documents. The Credit Agent and the Collateral Agent each disclaims any responsibility for the validity or accuracy of the recitals to the Loan Documents and any representations and warranties contained herein, unless specifically identified as recitals, representations or warranties of the Credit Agent or the Collateral Agent.

      12.3(b) Neither the Credit Agent nor the Collateral Agent shall have any responsibility for ascertaining the value, collectibility, insurability, enforceability, effectiveness or suitability of any Collateral, the title of any party therein, the validity or adequacy of the security afforded thereby, or the validity of the Loan Documents (except as to its authority to enter into the Loan Documents and to perform its obligations hereunder and thereunder).

      12.3(c) No provision of this Agreement shall require the Credit Agent or the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

      12.3(d) Neither the Credit Agent nor the Collateral Agent is responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for its compensation or for reimbursement of expenses.

12.4. DELEGATION OF DUTIES

      Each of the Credit Agent and the Collateral Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Credit Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

12.5. EXCULPATORY PROVISIONS

      Neither the Credit Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Credit Agent or the Collateral Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of Borrower to perform its obligations under any Loan Document. Neither the Credit Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of Borrower or any of its Subsidiaries.

12.6. RELIANCE BY AGENT

      The Credit Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants (including, without limitation, accountants to Borrower) and other experts selected by the Credit Agent and the Collateral Agent. The Credit Agent may deem and treat the payee of any Note as the owner thereof for all purposes. As to the Lenders (a) the Credit Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Majority Lenders or all of the Lenders, as appropriate, or it shall first be indemnified to its satisfaction by the Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Credit Agent's gross negligence or willful misconduct), (b) the Credit Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders or all of the Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders, (c) the Collateral Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Credit Agent, and (d) the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of or instructions from the Credit Agent, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

12.7. NON-RELIANCE ON AGENTS OR OTHER LENDERS

      Each Lender expressly acknowledges that neither the Credit Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender and that no act by the Credit Agent or the Collateral Agent hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by the Credit Agent or the Collateral Agent to any Lender. Each Lender represents to the Credit Agent and the Collateral Agent that it has, independently and without reliance upon the Credit Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and made its own decision to enter into and make Advances under the Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Credit Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Credit Agent or the Collateral Agent hereunder or under the Collateral Agency Agreement, the Credit Agent and the Collateral Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition or creditworthiness of Borrower or any Subsidiary which may come into the possession of the Credit Agent and the Collateral Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.8. AGENTS IN INDIVIDUAL CAPACITY

      The Credit Agent and the Collateral Agent may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though it were not an agent hereunder. With respect to the Advances made or renewed by them and any Note issued to them, the Credit Agent and the Collateral Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Credit Agent or the Collateral Agent, and the terms "Lender" and "Lenders" shall include the Credit Agent and the Collateral Agent in its individual capacity.

12.9. SUCCESSOR AGENT

      The Credit Agent or the Collateral Agent may resign as such at any time upon giving 30 days Notice to Borrower and the Lenders. The Credit Agent may be removed immediately with cause or at any time upon 30 days Notice from the Majority Lenders to the Credit Agent and Borrower. The Collateral Agent may be removed immediately with cause or at any time upon 30 days Notice from the Credit Agent to the Collateral Agent, Lenders and Borrower. Upon Notice of such resignation or removal, the Majority Lenders may appoint a successor Credit Agent, and the Credit Agent may appoint a successor Collateral Agent (which successor Credit Agent or Collateral Agent, assuming that no Default or Event of Default exists, shall be reasonably acceptable to Borrower). The date on which Borrower, the Credit Agent and Lenders have received Notice from such successor of its acceptance of appointment as the Credit Agent or the Collateral Agent shall constitute the effective date of resignation or removal of the resigning or removed Credit Agent or Collateral Agent. If no successor Credit Agent or Collateral Agent, shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within the allotted time period, then, upon 5 days Notice to Borrower, the resigned or removed Credit Agent or Collateral Agent may, on behalf of the Lenders, appoint a successor. Upon the effective date of resignation or removal of the resigning or removed Credit Agent or Collateral

      Agent, such successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the resigning or removed Credit Agent or Collateral Agent, but the resigning or removed Credit Agent or Collateral Agent shall not be discharged from any liability as a result of its or its directors', officers', agents', or employees' gross negligence or willful misconduct in the performance of its duties and obligations under this Agreement prior to the effective date of its resignation or removal. Upon the effective date of its resignation or removal, the Credit Agent shall assign all of its right, title and security interest in and to all Collateral to its successor, without recourse, warranty or representation, express or implied.

                                END OF ARTICLE 12

13.   MISCELLANEOUS

13.1. NOTICES

      Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement ("Notices") must be in writing and must be sent by manual delivery, overnight courier or United States mail (postage prepaid), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

              If to Borrower:             Columbia National, Incorporated
                                          7142 Columbia Gateway Drive
                                          Columbia, Maryland 33759
                                          Attention: Doug Douglas, Executive
                                                     Vice President

              If to Credit Agent:         Residential Funding Corporation
                                          4800 Montgomery Lane, Suite 300
                                          Bethesda, Maryland 20814
                                          Attention: Samuel Bryan, Director

              If to Collateral Agent:     U.S. Bank National Association
                                          601 Second Avenue South
                                          MPFP 0508
                                          Minneapolis, Minnesota 55402
                                          Attention: Jeannine Coyne, Operations
                                                     Manager

      All periods of Notice will be measured from the date of delivery if manually delivered, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that Notices to Credit Agent under
      Article 2 and Section 4.3 (g) and Notices to the Collateral Agent under the Collateral Agency Agreement shall be deemed to have been given only when actually received. Borrower authorizes Credit Agent and the Collateral Agent to accept Borrower's bailee pledge agreements, Advance Requests, shipping requests, wire transfer instructions and security delivery instructions transmitted to Credit Agent or the Collateral Agent by facsimile or electronic transmission, and those documents, when transmitted to Credit Agent or the Collateral Agent by facsimile or electronic transmission, have the same force and effect as the originals.

13.2. REIMBURSEMENT OF EXPENSES; INDEMNITY

      Borrower must: (a) pay such documentation production fees as Credit Agent may require and all out-of-pocket costs and expenses of Credit Agent and the Collateral Agent, including reasonable fees, service charges and disbursements of counsel (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Notes, and other Loan Documents and the making and repayment of the Advances, and the payment of interest thereon; (b) indemnify, pay, and hold harmless Credit Agent, the Collateral Agent and any other holder of the Notes from and against, all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Credit Agent, the Collateral Agent and any other holder of the Notes harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and
      (c) indemnify, pay and hold harmless Credit Agent, the Collateral Agent, each Lender, any of their officers, directors, employees or agents and any subsequent holder of the Notes (collectively called the "Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including


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

      the reasonable fees and disbursements of counsel of the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) that may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Notes, or any other Loan Document or any of the transactions contemplated hereby or thereby ("Indemnified Liabilities"), except that Borrower has no obligation under this Agreement to any Indemnity with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower must contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of Borrower contained in this Article survives the expiration or termination of this Agreement and the payment in full of the Notes. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

13.3. INDEMNIFICATION BY THE LENDERS

      The Lenders agree to indemnify each of the Credit Agent and the Collateral Agent in its respective capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Credit Agent or the Collateral Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Credit Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Credit Agent's or the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations and the termination of this Agreement. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

13.4. FINANCIAL INFORMATION

      All financial statements and reports furnished to Credit Agent under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for Borrower's most recent fiscal year (except to the extent otherwise required to conform to good accounting practice).

13.5. TERMS BINDING UPON SUCCESSORS; SURVIVAL OF REPRESENTATIONS

      The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Credit Agent, the Collateral Agent and their respective successors and assigns. All of Borrower's representations, warranties, covenants and agreements survive the making of any Advance, and remain effective for as long as the Commitments are outstanding or there remain any Obligations to be paid or performed.


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

13.6. LENDERS IN INDIVIDUAL CAPACITY

      The Lenders and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrowers, any Subsidiary and/or the Parent regardless of the capacity of Lenders hereunder. The Lenders may disclose to the other Lenders information regarding other relationships which they may have Borrower and Borrower hereby consents to these disclosures.

13.7. ASSIGNMENT AND PARTICIPATIONS

      This Agreement and the Obligations of Borrower may not be assigned by Borrower. Any Lender may, subject to the limitations set forth below, assign or transfer, in whole or in part, this Agreement and the other Loan Documents and further may sell participations in all or any part of its Advances or Maximum Commitment or any other interest in the Obligations or any of its obligations hereunder to another Person. In the case of an assignment, upon notice thereof by such Lender to Borrower and consent of the Credit Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were a "Lender" hereunder, and, if the assignee has expressly assumed, for the benefit of Borrower, such Lender's obligations hereunder, such Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, provided that the Credit Agent shall have no obligation to consent to there being more than a total of 10 Lenders (a Participant is not a Lender). In the case of a participation, the participating Person's (a "Participant") rights against the Lender from whom it has purchased such participation in respect of such participation are those set forth in the agreement executed by such Lender in favor of the Participant relating thereto. Such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations under the Loan Documents, whether or not such Lender shall remain the holder of any Note. Such Lender shall retain all voting rights with respect to such Note, the Advances hereunder and the Lender's Maximum Commitment. Borrower, the Credit Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Without limiting any Lender's exclusive right to collect and enforce the Obligations owed to it, Borrower agrees that each participation will give rise to a debtor-creditor relationship between Borrower and the Participant, and Borrower authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of Borrower that may be held by that Participant. Nothing contained herein shall in any manner or to any extent affect the right of any Lender to pledge or assign its Notes and interests in this Agreement to any Federal Reserve Bank pursuant to applicable laws or regulations, or to assign its Notes and its right to receive and retain payments on its Notes provided such Lender remains primarily and directly liable pursuant to the terms and conditions of this Agreement to keep, observe and perform all of its obligations under this Agreement, and all such assignments shall be treated, considered and administered as a sale of a participation and not as an assignment and shall be subject to and governed by the provisions of this Section. Any Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to Affiliates of such Lender and to assignees and Participants (including prospective assignees and Participants) and Borrower hereby consents to the provision of such information.

13.8. AMENDMENTS

      13.8(a) This Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders, the Credit Agent and Borrower; provided, however, that without the prior written consent of 100% of the Lenders, no amendment or waiver shall: (1) waive or amend any term or provision of Sections 8.4, 8.14 or 8.15 hereof or the definition of any type of Collateral or the provisions of Section
              5.2 hereof, (2) reduce the principal of, or rate of interest or fees on,


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

              the Advances or any Lender's Commitments, (3) modify the Warehousing Credit Limit or the Term Loan Credit Limit, (4) modify any Lender's Percentage Share of the Warehousing Credit Limit or the Term Loan Credit Limit, (5) modify the definition of "Majority Lenders," or of the number or percentage of Lenders that are required to take action under the Loan Documents, (6) extend the Term Loan Commitment Termination Date, the Term Loan Maturity Date or the Warehousing Maturity Date, (7) release any material portion of the Collateral, except as expressly contemplated by the Loan Documents or in connection with a sale of such Collateral permitted hereunder, (8) amend Exhibit H or Exhibit I, or (9) amend this Section. It is expressly agreed and understood that the failure by the Majority Lenders to elect to accelerate amounts outstanding hereunder or to terminate the obligation of the Lenders to make Advances hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

      13.8(b) Borrower hereby agrees that it shall, upon requesting any amendment of this Agreement or any other Loan Document or any waiver of any material term or provision of this Agreement or any other Loan Document (except an extension of the Maturity Date), pay at the time of such request a modification fee (1) to the Credit Agent in a minimum amount of $2,500 or such greater amount as may be notified to Borrower by the Credit Agent in its sole discretion and (2) to each Lender (except any Lender which becomes party to the Agreement by virtue of such amendment) in a minimum amount of $1,000 or such greater amount as may be notified to Borrower by the Majority Lenders, acting through the Credit Agent, in their sole discretion. The payment of such modification fees shall be in addition to and shall not limit Borrower's reimbursement obligations pursuant to Section 13.2(a) hereof, and any other fee or charge imposed by the Credit Agent or the Lenders as a condition to any amendment.

13.9. GOVERNING LAW

      This Agreement and the other Loan Documents are governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

13.10. RELATIONSHIP OF THE PARTIES

      This Agreement provides for the making and repayment of Advances by Lenders (in their capacity as lenders) and Borrower (in its capacity as a borrower), for the payment of interest on those Advances and for the payment of certain fees by Borrower to Lenders and the Credit Agent and the Collateral Agent. The relationship between Lenders and Borrower is limited to that of creditor and secured party on the part of Lenders, the Credit Agent and the Collateral Agent and of borrower and debtor on the part of Borrower. The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Lenders to protect its interest as a creditor and lender. Nothing in this Agreement creates or may be construed as permitting or obligating any Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating any Lender to control Borrower or to conduct Borrower's operations, as creating any fiduciary obligation on the part of Lenders to Borrower, or as creating any joint venture, agency, or other relationship between Lenders and Borrower other than as explicitly and specifically stated in the Loan Documents. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waiver of jury trial contained in Section 13.16. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lenders for credit and to execute and deliver this Agreement.


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13.11. SEVERABILITY

      If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement.

13.12. CONSENT TO CREDIT REFERENCES

      Borrower consents to the disclosure of information regarding Borrower and its Subsidiaries and their relationships with Lenders to Persons making credit inquiries to Credit Agent. This consent is revocable by Borrower at any time upon Notice to Lenders as provided in Section 13.1.

13.13. COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

13.14. ENTIRE AGREEMENT

      This Agreement, the Notes and the other Loan Documents represent the final agreement among the parties with respect to their subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the parties with respect to the subject matter of this Agreement, the Notes and the other Loan Documents.

13.15. CONSENT TO JURISDICTION

      AT THE OPTION OF CREDIT AGENT, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVES ANY OBJECTION TO THE JURISDICTION OR VENUE OF ANY OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON BORROWER BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT ITS ADDRESS LAST KNOWN TO CREDIT AGENT. BORROWER'S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT CREDIT AGENT'S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, CREDIT AGENT AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE BORROWER'S ACTION DISMISSED WITHOUT PREJUDICE.


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

13.16. WAIVER OF JURY TRIAL

      BORROWER, EACH OF THE LENDERS AND CREDIT AGENT EACH COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR HEREAFTER ARISES. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER AND CREDIT AGENT, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. CREDIT AGENT, EACH OF THE LENDERS AND BORROWER ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER, EACH OF THE LENDERS AND CREDIT AGENT EACH CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

                                END OF ARTICLE 13


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14.   DEFINITIONS

14.1. DEFINED TERMS

      Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

      "Additional Lender" means a Person admitted as a Lender under the Agreement by the terms of an amendment hereto.

      "Adjusted Tangible Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Adjusted Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements relating to Borrower's Servicing Portfolio, to the extent of assets arising under those Hedging Arrangements, Debt arising under Gestation Agreements covering Agency Securities or Eligible Mortgage Pools and Debt arising under Investment Line Agreements, to the extent of the Investments securing the same, may be excluded from a Person's Debt.

      "Adjusted Tangible Net Worth" means a Person's Tangible Net Worth, minus capitalized excess servicing fees and capitalized servicing rights, plus
      (a) the most recent Appraisal Value of the Eligible Servicing Portfolio (adjusted to reflect additions to and deletions from the Eligible Servicing Portfolio since the date of the relevant Appraisal) and (b) deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights.

      "Advance" means a Warehousing Advance or a Term Loan Advance.

      "Advance Rate" means, with respect to any Eligible Loan, the Advance Rate set forth in Exhibit H for that type of Eligible Loan.

      "Advance Request" means a Warehousing Advance Request or a Term Loan Advance Request.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

      "Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

      "Agreement" means this Warehousing Credit, Term Loan and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced.

      "Appraisal" means a certificate of independent certified public accountants or independent financial consultants of recognized standing selected by Borrower and satisfactory to Credit Agent as to the Appraisal Value of the Servicing Contracts included in the Eligible Servicing Portfolio. An Appraisal must evaluate Eligible Servicing Portfolio based upon reasonably determined categories of the Mortgage Loans and must give effect to any subservicing agreements to which any Mortgage Loan is or will be subject. Each Appraisal must be in form, substance and detail satisfactory to Credit Agent.

      "Appraisal Value" means, as of any date of determination, the fair market value of Borrower's right to service Mortgage Loans under the Servicing Contracts included in the Eligible Servicing Portfolio. Appraisal Value must be calculated as a percentage of the unpaid principal amount of each category of Mortgage Loan serviced under those Servicing Contracts.


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

      "Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

      "Approved Custodian" means a pool custodian or other Person that Credit Agent deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans. The Approved Custodians as of the Closing Date are listed on Exhibit P hereto. Credit Agent may at any time, on 3 Business Days' Notice to Borrower and Collateral Agent, add or remove any Person as an Approved Custodian.

      "Audited Statement Date" means the date of Borrower's most recent audited financial statements (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Credit Agent under this Agreement.

      "Balance Deficiency Fee" has the meaning set forth in Section 4.1(c).

      "Balance Funded Agreement" has the meaning set forth in Section 4.1(c).

      "Balance Funded Portion" has the meaning set forth in Section 4.1(c).

      "Bank One" means BANK ONE, NATIONAL ASSOCIATION, Chicago, Illinois, or any successor bank.

      "Book Net Worth" means with respect to any Person at any date, the excess of total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 6.1(a)(6) hereof.

      "Borrower" has the meaning set forth in the first paragraph of this Agreement.

      "Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

      "Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

      "Cash and Cash Equivalents" means, with respect to any person at any date, the sum of the following unrestricted and unencumbered assets of such person on such date: cash, funds on deposit in any Bank located in the United States, investment grade commercial paper, money market funds, and high grade marketable securities with a maturity of 270 days or less, in all cases that qualify as "cash or cash equivalents" on a balance sheet of such Person prepared in accordance with GAAP.

      "Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Credit Agent's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

      "Closing Date" has the meaning set forth in the Recitals to this Agreement.

      "Collateral" has the meaning set forth in Section 5.1.


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

      "Collateral Agency Agreement" means the Collateral Agency Agreement of even date herewith among Borrower, Credit Agent and Collateral Agent, as the same may be amended, supplemented, restated or otherwise modified from time to time.

      "Collateral Agent" means U.S. Bank, in its capacity as Collateral Agent for the Lenders and the Credit Agent, and any successor pursuant to
      Section 12.9.

      "Collateral Documents" means, with respect to each Mortgage Loan, (a) the Required Documents, as defined in the Collateral Agency Agreement, (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice,
      (c) any other document required to be delivered to the Collateral Agent pursuant to the Collateral Agency Agreement, and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

      "Committed Purchase Price" means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in a Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, the price (expressed as a percentage) as set forth in a Purchase Commitment for the Agency Security.

      "Commitments" means the Warehousing Commitments and the Term Loan Commitments.

      "Compliance Certificate" means a certificate executed on behalf of Borrower by its chief financial officer or its treasurer or by another officer approved by Credit Agent, substantially in the form of Exhibit E.

      "Co-op Loans" means a loan evidenced by a Co-op Note and committed for purchase by an Investor.

      "Credit Agent" means RFC, in its capacity as credit agent for the Lenders hereunder, and any successor pursuant to Section 12.9 hereof.

      "Credit Limit" means the Warehousing Credit Limit or the Term Loan Credit Limit.

      "Debt" means (a) all indebtedness or other obligations of a Person that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of the Person on the date of determination, plus (b) all indebtedness or other obligations of the Person for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date and deferred taxes arising from capitalized excess servicing fees and capitalized servicing rights may be excluded from a Person's indebtedness.

      "Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

      "Default Rate" means, for any Advance, the Interest Rate applicable to that Advance plus 4% per annum. If no Interest Rate is applicable to an Advance, "Default Rate" means, for that Advance, the highest Interest Rate then applicable to any outstanding Advance plus 4% per annum.


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

      "Deposit Balances" means funds of or maintained by Borrower and its Subsidiaries in accounts at a Lender or a Designated Bank.

      "Depository Benefit" means the compensation received by Credit Agent, directly or indirectly, as a result of Borrower's maintenance of Deposit Balances with a Designated Bank.

      "Designated Bank" means any bank designated by Credit Agent as a Designated Bank, but only for as long as Credit Agent has an agreement under which Credit Agent receives Depository Benefits from that bank.

      "Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Deposit Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

      "Eligible Loan" means a Mortgage Loan or a Co-op Loan that satisfies the conditions and requirements set forth in Exhibit H.

      "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Credit Agent.

      "Eligible Servicing Portfolio" means the portion of Borrower's Servicing Portfolio consisting of rights to service Single Family Mortgage Loans; provided, however, not included are the principal balance of Mortgage Loans included in that Servicing Portfolio (a) with respect to which the Person is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans, (b) the Servicing Contracts for which are not owned by the Person free and clear of all Liens (other than in favor of Credit Agent) or (c) that are serviced by Borrower for others under subservicing arrangements.

      "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

      "Event of Default" means any of the conditions or events set forth in
      Section 11.1.

      "Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

      "Existing Agreements" means, collectively, the Second Amended and Restated Secured Mortgage Warehousing Credit Agreement, the Third Amended and Restated Secured Working Capital Credit Agreement, and the Amended and Restated Secured Guaranteed Revolving/Term Credit Agreement, each dated as of May 4, 2000, among Borrower, the lenders party to each such credit agreement, The Bank of New York, as Agent, and RFC, U.S. Bank and AllFirst, as Co-Agents, as amended, supplemented or otherwise modified.

      "Fair Market Value" means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from

      Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Credit Agent based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Credit Agent deems appropriate in its sole discretion.

      "Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

      "Federal Funds Rate" means, for each week, the effective Federal Funds Rate (per annum) of interest in effect on the first Business Day of that week, as published by Bloomberg L.P. If the Federal Funds Rate is not published by Bloomberg L.P. on the first Business Day of any week, then the term "Federal Funds Rate" means the highest Federal Funds Rate published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of that week.

      "FHA" means the Federal Housing Administration and any successor agency or other entity.

      "FICA" means the Federal Insurance Contributions Act, as amended, and any successor statute.

      "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

      "First Mortgage" means a Mortgage that constitutes a first Lien on the real property covered by the Mortgage.

      "First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

      "Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

      "Funding Bank" means Bank One or any other bank designated by Credit Agent as a Funding Bank.

      "Funding Bank Agreement" means a letter agreement on the form prescribed by Credit Agent between the Funding Bank and Borrower authorizing Credit Agent's access to the Operating Account.

      "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

      "Gestation Agreement" means an agreement under which Borrower agrees to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

      "Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

      "GMAC-RFC Client Guide" means the applicable loan purchase guide issued by Credit Agent, as the same may be amended or replaced.

      "Government Mortgage Loan" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a Title I Mortgage Loan) or VA guaranteed.

      "Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

      "HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

      "Indemnified Liabilities" has the meaning set forth in Section 13.2.

      "Indemnitees" has the meaning set forth in Section 13.2.

      "Interest Rate" means, for any Advance, the floating rate of interest specified for that Advance in Exhibit H or Exhibit I, as applicable.

      "Interim Statement Date" means the date of the most recent unaudited financial statements of Borrower (and, if applicable, Borrower's Subsidiaries, on a consolidated basis) delivered to Credit Agent under this Agreement.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, the regulations, rulings and interpretations issued under those statutory provisions and any subsequent federal income tax law or laws, as amended.

      "Investment" means any direct or indirect purchase or other acquisition by any Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Debt and accounts receivable from that Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

      "Investment Line Agreement" means an agreement under which Borrower agrees
      (a) to borrow funds from any Lender or other Person reasonably satisfactory to the Credit Agent, (b) to invest such funds in investments of the type described in Section 9.4 (a), (b), (c) and (e), and (c) to pledge such Investments to such Lender or other Person to secure such loans.

      "Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Credit Agent deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans. The Investors as of the Closing Date are listed on Exhibit P hereto. Credit Agent may at any time, on 3 Business Days' Notice to Borrower and Collateral Agent, add or remove any Person as an Investor.

      "Lender" has the meaning set forth in the first paragraph of this Agreement.

      "LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

      "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

      "Loan Documents" means this Agreement, the Notes, the Collateral Agency Agreement, any agreement of Borrower relating to Subordinated Debt, and each other document, instrument or agreement executed by Borrower in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

      "Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by the related Property, to (b) the Appraised Property Value of the related Property.

      "Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site.

      "Majority Lenders" means at any date the Lenders holding not less than 51% of the aggregate Credit Limit. Notwithstanding the foregoing, if there are only 2 Lenders the term "Majority Lenders" shall, except for purposes of
      Section 11.2(c), include both of the Lenders.

      "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

      "Miscellaneous Charges" means miscellaneous charges and expenses incurred by or on behalf of Credit Agent or the Collateral Agent for the handling and administration of Advances and Collateral, including costs for UCC, tax lien and judgment searches conducted by Credit Agent, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, the Funding Bank's service fees and overdraft charges and Designated Bank Charges.

      "Mortgage" means a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law).

      "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

      "Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage.

      "Mortgage Note" means a promissory note secured by one or more Mortgages.

      "Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage Note).

      "Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate of Borrower has any obligation with respect to its employees.

      "Net Aggregate Shortfall" means on any given date for which a regularly scheduled pass-through payment is required to be made by Borrower to an Investor, the excess of all (i) principal and interest payments due the Investor in such payment over (ii) all principal and interest received for such monthly payment on the related Mortgage Loans.

      "Notes" means the Warehousing Notes, Swingline Note, Sublimit Notes and the Term Loan Notes.

      "Notices" has the meaning set forth in Section 13.1.

      "Obligations" means any and all indebtedness, obligations and liabilities of Borrower to Lenders, Credit Agent and Collateral Agent (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred) under the Loan Documents.

      "Operating Account" means a demand deposit account maintained at the Funding Bank in Borrower's name.

      "Parent" means Columbia National Holdings, Inc., a Delaware corporation.

      "Participant" has the meaning set forth in Section 13.7.

      "Percentage Share" means, for any Lender at any date, that percentage which such Lender's Warehousing Commitment Amount bears to the Warehousing Credit Limit or the Term Loan Commitment Amount bears to the Term Loan Credit Limit.

      "Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited liability limited partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

      "Plan" means each employee benefit plan (whether in existence on the Closing Date or established after that date), as that term is defined in
      Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrower or any ERISA Affiliate.

      "Pledged Assets" means, collectively, Pledged Loans, Pledged Securities, and Other Eligible Assets.

      "Pledged Hedging Accounts" has the meaning set forth in Section 5.1 (k).

      "Pledged Hedging Arrangements" has the meaning set forth in Section 5.1
      (k).

      "Pledged Loans" has the meaning set forth in Section 5.1 (b).

      "Pledged Securities" has the meaning set forth in Section 5.1 (c).

      "Pledged Servicing Contracts" has the meaning set forth in Section 5.1(e).

      "Prohibited Transaction" has the meanings set forth for such term in
      Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

      "Purchase Commitment" means a written commitment, in form and substance satisfactory to Credit Agent, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

      "Receivables" has the meaning set forth in Section 5.1 (h).

      "Release Amount" has the meaning set forth in Section 5.2 (e).

      "RFC" means Residential Funding Corporation, a Delaware corporation, and any successor thereto.

      "Second Mortgage" means a Mortgage that constitutes a second Lien on the property covered by the Mortgage.

      "Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

      "Servicing Acquisition" means a transaction in which Borrower acquires Servicing Contracts in a bulk purchase.

      "Servicing Collateral Value" means as of the date of determination, 65% of the most recent Appraisal Value of the Eligible Servicing Portfolio, adjusted to reflect additions to and deletions from the Eligible Servicing Portfolio since the date of such Appraisal.

      "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

      "Servicing Delinquencies and Foreclosures" means the sum of (a) the aggregate outstanding principal balances of Mortgage Loans included in Borrower's Eligible Servicing Portfolio which are 30 days or more past due (other than such as are in the process of foreclosure) and (b) Servicing Foreclosures.

      "Servicing Foreclosures" means the aggregate outstanding principal amount of Mortgage Loans included in Borrower's Eligible Servicing Portfolio which are in the process of foreclosure.

      "Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

      "Settlement Account" has the meaning set forth in the Collateral Agency Agreement.

      "Shipped Period" means the maximum number of days specified in Exhibit H during which a Warehousing Advance may remain outstanding against a Pledged Loan that has been sent to (a) an Investor or a custodian for an Investor for examination and purchase under a Purchase Commitment, (b) an Approved Custodian for examination and inclusion in an Eligible Mortgage Pool or (c) a pool custodian for examination and inclusion in a Mortgage Pool.

      "Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage covering improved real property containing one to four family residences.

      "Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

      "Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan.

      "Subordinated Debt" means (a) all indebtedness of Borrower for borrowed money that is effectively subordinated in right of payment to all other present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Credit Agent or (2) otherwise on terms acceptable to Credit Agent, and (b) solely for purposes of Section 9.17, all indebtedness of Borrower that is required to be subordinated by Sections 6.1 (b) and 8.11.

      "Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

      "Swingline Advance" means an Advance made by RFC under Section 1.3.

      "Swingline Facility Amount" means the maximum amount of Swingline Advances to be made by RFC from time to time, but not to exceed $45,000,000.

      "Swingline Note" has the meaning set forth in Section 1.4.

      "Tangible Net Worth" means the excess of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with the financial statements referred to in Section 6.1 (a)(6), plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to shareholders, directors, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of the Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear "Consolidated Audit Guide for Audits of HUD Programs," and other assets Credit Agent deems unacceptable, in its sole discretion, must be excluded from a Person's total assets.

      "Term Loan Advance" means a disbursement by a Lender under its Term Loan Commitment.

      "Term Loan Commitment" means the obligation of each Lender to make Term Loan Advances to Borrower under Section 1.5.

      "Term Loan Commitment Amount" means, for any Lender at any date, that dollar amount designated as such opposite such Lender's name on Exhibit L as its Term Loan Commitment Amount, as the same may be amended from time to time in accordance with this Agreement.

      "Term Loan Commitment Termination Date" has the meaning set forth in
      Section 1.6.

      "Term Loan Credit Limit" means the sum of the Term Loan Commitment Amounts of all the Lenders. The initial Term Loan Credit Limit is $90,000,000.

      "Term Loan Maturity Date" means the earlier of: (a) one year after the Term Loan Commitment Termination Date, (b) the Warehousing Maturity Date, and (c) the date the Term Loan Advances become due and payable under
      Section 11.2.

      "Term Loan Note" has the meaning set forth in Section 1.7.

      "Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrower at closing to purchase the Mortgage Loan) and subsequently purchased by Borrower.

      "Trust Receipt" means a trust receipt in a form approved by and under which Credit Agent may deliver any document relating to the Collateral to Borrower for correction or completion.

      "Warehouse Period" means, for any Eligible Loan, the maximum number of days a Warehousing Advance against that type of Eligible Loan may remain outstanding as set forth in Exhibit H.

      "Warehousing Advance" means a disbursement by a Lender under its Warehousing Commitment.

      "Warehousing Advance Request" has the meaning set forth in Section 3.1.

      "Warehousing Commitment" means the obligation of each Lender to make Warehousing Advances to Borrower under Section 1.1.

      "Warehousing Commitment Amount" means, for any Lender at any date, that dollar amount designated as such opposite such Lender's name on Exhibit K as its Warehousing Commitment Amount, as the same may be amended from time to time in accordance with this Agreement.

      "Warehousing Commitment Fee" has the meaning set forth in Section4.5.

      "Warehousing Credit Limit" means the sum of the Warehousing Commitment Amounts of all of the Lenders. The initial Warehousing Credit Limit is $250,000,000.

      "Warehousing Maturity Date" has the meaning set forth in Section 1.2.

      "Warehousing Note" has the meaning set forth in Section 1.3.

      "Wet Settlement Advance" means with respect to any Advance, the time from the date the Advance is made until the date of Lender's receipt of the Collateral Documents as provided in Article 3 and the Exhibit referenced therein.

14.2. OTHER DEFINITIONAL PROVISIONS; TERMS OF CONSTRUCTION

      14.2(a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

      14.2(b) Defined terms may be used in the singular or the plural, as the context requires.

      14.2(c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

      14.2(d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

      14.2(e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

      14.2(f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

      14.2(g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Notes are irrevocably paid in full and the Commitments are terminated.

      14.2(h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the Closing Date in the applicable jurisdiction.

      14.2(i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

                                END OF ARTICLE 14

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                        BORROWER:

                                        COLUMBIA NATIONAL, INCORPORATED,
                                        a Maryland corporation


                                        By: /s/ Mark C. Krebs
                                           -------------------------------------

                                        Its: Senior Vice President
                                            ------------------------------------

                                        CREDIT AGENT:

                                        RESIDENTIAL FUNDING CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Samuel W. Bryan
                                           -------------------------------------

                                        Its: Director

                                        COLLATERAL AGENT:

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        a national banking association


                                        By: /s/ Kathleen Connor
                                           -------------------------------------

                                        Its: Vice President
                                            ------------------------------------

                                        LENDERS:

                                        RESIDENTIAL FUNDING CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Samuel W. Bryan
                                           -------------------------------------

                                        Its: Director

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        a national banking association


                                        By: /s/ Kathleen Connor
                                           -------------------------------------

                                        Its: Vice President
                                            ------------------------------------

                                        ALLFIRST BANK


                                        By: /s/ Robert M. Beaver
                                           -------------------------------------

                                        Its: Senior Vice President
                                            ------------------------------------

                                        FLEET NATIONAL BANK


                                        By: /s/ Paul Chmielinski
                                           -------------------------------------

                                        Its: Director
                                            ------------------------------------

                                        NATIONAL CITY BANK OF KENTUCKY


                                        By: /s/ Mary Jo Reiss
                                           -------------------------------------

                                        Its: Vice President
                                            ------------------------------------

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By: /s/ Sebastian Rocco
                                           -------------------------------------

                                        Its: Senior Vice President
                                            ------------------------------------

                                        COMERICA BANK


                                        By: /s/ Mandy J. Lark
                                           -------------------------------------

                                        Its: Assistant Vice President
                                            ------------------------------------

                                        GUARANTY BANK, F.S.B.,
                                        a federal savings bank


                                        By: /s/ Sean A. Tobias
                                           -------------------------------------

                                        Its: Vice President
                                            ------------------------------------

                                        COLONIAL BANK,
                                        An Alabama banking corporation


                                        By: /s/ Catherine Kissick
                                           -------------------------------------

                                        Its: Senior Vice President
                                            ------------------------------------